UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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SALEM MEDIA GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4880 Santa Rosa Road

Camarillo, CA 93012

(805) 987-0400

April 9, 2015

Dear Stockholder:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Salem Media Group, Inc. (“Salem”). The Annual Meeting is scheduled to be held on Tuesday, May 19, 2015, at Salem’s corporate offices, which are located at 4880 Santa Rosa Road, Camarillo, California, at 9:30 a.m. P.D.T. As described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, the agenda for the Annual Meeting includes:

1.	The election of the seven (7) persons named in the accompanying proxy statement to the Board of Directors to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified.

2.	The ratification of the appointment of SingerLewak LLP as the company’s independent registered public accounting firm.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors recommends that you vote FOR the election of the slate of director nominees and FOR the ratification of the appointment of SingerLewak LLP as the company’s independent registered public accounting firm. Please refer to the Proxy Statement for detailed information on the above proposal. Directors and executive officers of Salem will be present at the Annual Meeting to respond to questions that our stockholders may have regarding the business to be transacted.

As we have done in prior years, we are using the U.S. Securities and Exchange Commission rule that permits companies to furnish their proxy materials over the Internet. Unless you have opted out of receiving Notices, instead of mailing you a paper copy of the proxy materials, we will be mailing to you a Notice containing instructions on how to access our proxy materials over the Internet. Therefore, a proxy card was not sent to you and you may vote only by telephone or via the Internet if you do not attend the Annual Meeting.

We urge you to vote your proxy as soon as possible. Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote your shares online, by telephone or, if you have chosen to receive paper copies of the proxy materials by mail, by signing, dating and returning the enclosed proxy card promptly in the accompanying postage prepaid envelope. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card. The approximate date on which this Proxy Statement and the enclosed proxy card and Notice are first being sent or made available to stockholders is April 9, 2015. On behalf of the Board of Directors and all of the employees of Salem, we wish to thank you for your support.

Sincerely yours,

STUART W. EPPERSON

Chairman of the Board

EDWARD G. ATSINGER III

Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on

May 19, 2015: Our Proxy Statement for the 2015 Annual Meeting of Stockholders and Annual Report on Form 10-K for

the year ended December 31, 2014 are available at www.proxyvote.com.

If you have any questions concerning the Proxy Statement or the accompanying proxy card, or if you need any help in voting your shares, please telephone Christopher J. Henderson of Salem at (805) 987-0400.

PLEASE VOTE YOUR SHARES

ONLINE, BY TELEPHONE OR BY

SIGNING, DATING AND RETURNING

THE ENCLOSED PROXY CARD TODAY.

4880 Santa Rosa Road

Camarillo, CA 93012

(805) 987-0400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 19, 2015

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Salem Media Group, Inc. (“Salem”) will be held on Tuesday, May 19, 2015 at 9:30 a.m. P.D.T. at Salem’s corporate offices located at 4880 Santa Rosa Road, Camarillo, California, subject to adjournment or postponement by the Board of Directors, for the following purposes:

1.	The election of the seven (7) persons named in the accompanying proxy statement to the Board of Directors to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified.

2.	The ratification of the appointment of SingerLewak LLP as the company’s independent registered public accounting firm.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only holders of record of Salem’s Class A common stock, par value $0.01 per share, and Class B common stock, par value $0.01 per share, on March 23, 2015, the record date, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. A list of such stockholders will be available for examination by any stockholder at the time and place of the Annual Meeting.

Holders of a majority of the voting power of the outstanding shares of the Class A common stock and of the Class B common stock must be present in person or represented by proxy in order for the Annual Meeting to be held. Therefore, we urge you to review the accompanying proxy card and either vote by (a) Internet or by telephone as instructed in this Proxy Statement, or (b) if you have opted out of receiving Notices, by signing, dating and returning your completed proxy in the enclosed postage prepaid envelope whether or not you expect to attend the Annual Meeting in person. If you received only the Notice of how to access the proxy statement via the Internet, a proxy card was not sent to you, and you may vote only via the Internet if you do not attend the Annual Meeting or request that a proxy card be mailed to you. If you attend the Annual Meeting and wish to vote your shares personally, you may do so by validly revoking your proxy as described below.

Prior to the voting thereof, a proxy may be revoked by the person executing such proxy by: (i) filing with the Secretary of Salem either a duly executed written notice dated subsequent to such proxy revoking the same or a duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person.

By order of the Board of Directors,

CHRISTOPHER J. HENDERSON
Secretary

Camarillo, California

April 9, 2015

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to

Be Held on May 19, 2015: Our Proxy Statement for the 2015 Annual Meeting of Stockholders and Annual

Report on Form 10-K for the year ended December 31, 2014, are available at

www.proxyvote.com

YOUR VOTE IS IMPORTANT.

TO VOTE YOUR SHARES, PLEASE VOTE

ONLINE, BY TELEPHONE OR BY

SIGNING AND DATING THE ENCLOSED PROXY CARD

AND MAILING IT PROMPTLY

IN THE ENCLOSED RETURN ENVELOPE.

SALEM MEDIA GROUP, INC.

4880 Santa Rosa Road

Camarillo, CA 93012

(805) 987-0400

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 19, 2015

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board” or the “Board of Directors”) of Salem Media Group, Inc., a Delaware corporation (“Salem” or the “Company”), of proxies for use at the 2015 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) scheduled to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

INFORMATION REGARDING VOTING AT THE ANNUAL MEETING

General

At the Annual Meeting, the stockholders of the Company are being asked to consider and to vote upon the following proposals

Proposal 1	The election of the seven (7) Directors named in this Proxy Statement to serve until the annual meeting of stockholders to be held in 2016 or until their respective successors are duly elected and qualified.

For information regarding this proposal, see the section of this Proxy Statement entitled “PROPOSAL 1—ELECTION OF DIRECTORS.”

Proposal 2	The ratification of the appointment of SingerLewak LLP as the company’s independent registered public accounting firm.

For information regarding this proposal, see the section of this Proxy Statement entitled “PROPOSAL 2—PROPOSAL TO RATIFY THE APPOINMENT OF SINGERLEWAK LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.”

Shares represented by properly executed proxies received by the Company will be voted at the Annual Meeting in the manner specified therein or, if no instructions are marked on the enclosed proxy card, in accordance with the recommendation of the Board of Directors on all matters presented in this Proxy Statement. Although management does not know of any matter other than the proposal described above to be acted upon at the Annual Meeting, unless contrary instructions are given, shares represented by valid proxies will be voted by the persons named on the accompanying proxy card in accordance with their respective best judgment in respect of any other matters that may properly be presented for a vote at the Annual Meeting.

Execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person, and any person giving a proxy has the right to revoke it at any time before it is exercised by: (a) filing with the Secretary of Salem either a duly executed written notice dated subsequent to such proxy revoking the same or a duly executed proxy bearing a later date, or (b) attending the Annual Meeting and voting in person.

The mailing address of the principal executive offices of the Company is 4880 Santa Rosa Road, Camarillo, California 93012, and its telephone number is (805) 987-0400.

Record Date, Quorum and Voting

Only stockholders of record on March 23, 2015 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. There were outstanding on the Record Date 19,836,855 shares of Class A common stock, par value $0.01 per share (“Class A common stock”), and 5,553,696 shares of Class B common stock, par value $0.01 per share (“Class B common stock”) (the Class A common stock and the Class B common stock are collectively referred to as the “common stock”). Each share of outstanding Class A common stock is entitled to one (1) vote on each matter to be voted on at the Annual Meeting and each share of outstanding Class B common stock is entitled to ten (10) votes on each matter to be voted on at the Annual Meeting, except that, as provided in the Company’s Amended and Restated Certificate of Incorporation, the holders of Class A common stock shall be entitled to vote as a class, exclusive of the holders of the Class B common stock, to elect two (2) “Independent Directors.” The two (2) Independent Directors shall be elected by a majority of the votes of the shares of Class A common stock present in person or represented by proxy and entitled to vote on the election of the Independent Directors; the remaining five (5) Directors will be elected by a majority of the votes of the shares of Class A common stock and Class B common stock present in person or represented by proxy and entitled to vote on the election of such Directors. For information regarding the election of Directors, see the section of this Proxy Statement entitled “PROPOSAL 1—ELECTION OF DIRECTORS.”

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The presence in person or representation by proxy of the holders of at least a majority of the voting power of the common stock issued and outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient shares for a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

Only votes cast in person at the Annual Meeting or received by proxy before the beginning of the Annual Meeting will be counted. Giving us your proxy means you authorize the proxy holders to vote your shares at the Annual Meeting in the manner you direct. If your shares are held in your name, you can vote by proxy in three (3) convenient ways as follows:

• On-Line Voting:	Go to http://www.proxyvote.com and follow the instructions

• By Telephone:	Call toll-free 1-800-690-6903 and follow the instructions

• By Mail:	Complete, sign, date and return your proxy card in the enclosed envelope

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. on May 18, 2015.

Under Delaware law and the Company’s Amended and Restated Certificate of Incorporation and Bylaws, abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. With regard to Proposal 1, votes may be cast in favor of or against any particular director nominee. With regard to Proposal 2, votes may be cast in favor of or against the proposal. Proposals 1, 2 and any other stockholder proposals that properly come before the Annual Meeting require, in general, the affirmative vote of a majority of the voting power of the shares of Class A common stock and Class B common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. For Proposals 1 and 2, abstentions will be counted in tabulations of the votes cast on a proposal and will have the same effect as a vote against the proposal. For each proposal, broker non-votes will not be counted for purposes of determining whether the proposal has been approved. If you hold shares of our common stock through a broker, bank or other nominee, then you hold shares in street name. Thus, you must instruct the broker, bank or other nominee as to how to vote your shares. Under the rules of the New York Stock Exchange (“NYSE”), if you do not provide such instructions, the firm that holds your shares will have discretionary authority to vote your shares with respect to “routine” matters. Pursuant to NYSE rules, Proposal 1 is not considered a “routine” matter; thus, your broker will not have discretionary authority to vote your shares in connection with Proposal 1 if you do not provide it with instructions.

Electronic Access to Proxy Materials

Pursuant to applicable United States Securities and Exchange Commission (“SEC”) rules, the Company is making this Proxy Statement and its Annual Report on Form 10-K available to its stockholders electronically via the Internet at www.proxyvote.com. On or about April 9, 2015, we will mail to stockholders a Notice containing instructions on how to access this Proxy Statement along with our Annual Report on Form 10-K as well as instructions on how to vote online. The Notice also instructs you on how you may submit your proxy vote securely over the Internet or by telephone. If you received a Notice, you will not automatically receive a printed copy of the Proxy Statement and Annual Report. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials as set forth in the Notice.

Solicitation

The cost of preparing, assembling and sending the Notice of Annual Meeting of Stockholders, this Proxy Statement and the enclosed proxy card will be paid by the Company. Following the delivery of this Proxy Statement, Directors, Officers and other employees of the Company may solicit proxies by mail, telephone, facsimile or other electronic means or by personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Class A common stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Company for their reasonable charges and expenses in connection therewith.

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Householding

With regard to the delivery of Annual Reports and Proxy Statements, under certain circumstances the SEC permits a single set of such documents or, where applicable, one Notice, to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder, however, still receives a separate proxy card. This procedure, known as “householding,” reduces the amount of duplicate information received at a household and reduces delivery and printing costs as well. A number of banks, brokers and other firms have instituted householding and have previously sent a notice to that effect to certain of the Company’s stockholders whose shares are registered in the name of such bank, broker or other firm. As a result, unless the stockholders receiving such notice gave contrary instructions, only one Annual Report and/or Proxy Statement, as applicable, will be delivered to an address at which two (2) or more stockholders reside. If any stockholder residing at such an address wishes to receive a separate Annual Report or Proxy Statement for the Annual Meeting or for future stockholder meetings, such stockholder should telephone toll-free 1-800-579-1639, or write to Salem Media Group, Inc. c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. A separate set of proxy materials relating to the Annual Meeting will be sent promptly following receipt of your request. In addition, if any stockholder who previously consented to householding desires to receive a separate copy of a Proxy Statement or Annual Report, as applicable, for each stockholder at his or her same address, such stockholder should contact his or her bank, broker or other firm in whose name the shares are registered or contact the Company at the address or telephone number listed on page 1 of this Proxy Statement. Similarly, a stockholder may use any of these methods if such stockholder is receiving multiple copies of a Proxy Statement or Annual Report and would prefer to receive a single copy in the future.

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THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Board of Directors

The Board of Directors presently consists of seven (7) members. Mr. Davenport, an incumbent Board member, has decided not to stand for re-election to the Board at the upcoming 2015 Annual Meeting. Director nominee Eric H. Halvorson will be standing for election at the 2015 Annual Meeting. The following table sets forth certain information as of March 23, 2015, except where otherwise indicated, with respect to the Directors of the Company. Each of the Directors of the Company serves a one (1) year term and all Directors are subject to re-election at each annual meeting of stockholders.

Name of Director	Age	First Became Company Director	Position(s) Held with the Company
Stuart W. Epperson	78	1986	Chairman of the Board
Edward G. Atsinger III	75	1986	Chief Executive Officer and Director
Roland S. Hinz	75	1997	Director
Richard A. Riddle	70	1997	Director
David Davenport	64	2001	Director
Jonathan Venverloh	43	2011	Director
James Keet Lewis	61	2014	Director
Eric H. Halvorson	65	N/A	Director nominee

Board Composition

As a national media presence focused on the Christian and family-themed audience and the conservative news talk audience, our business involves an operational structure that operates on a broad scale and encompasses research, technical developments, and marketing functions in a context characterized by rapidly evolving technologies, exposure to business cycles, and significant competition. The Company’s Nominating and Corporate Governance Committee is responsible for reviewing and assessing with the Board the appropriate skills, experience, and background sought of Board members in the context of our business and the then-current membership on the Board. This assessment of Board skills, experience, and background includes numerous diverse factors, such as understanding of and experience in radio and new media, understanding of our audience and the ministries that serves it, and finance, marketing and advertising experience. The priorities and emphasis of the Nominating and Corporate Governance Committee and of the Board with regard to these factors may change from time to time to take into account changes in the Company’s business and other trends, as well as the portfolio of skills and experience of current and prospective Board members. The Nominating and Corporate Governance Committee and the Board will review and assess the continued relevance of and emphasis on these factors as part of the Board’s annual self-assessment process and in connection with candidate searches to determine if they are effective in helping to satisfy the Board’s goal of creating and sustaining a Board that can appropriately support and oversee the Company’s activities.

We believe that it is important for our Board members to have diverse backgrounds, skills and experiences and seek such diversity in nominating director candidates. One goal of this diversity of backgrounds, skills and experience is to assist the Board in its oversight concerning our business and operations. We consider the key skills, qualifications and experience listed below as important for our Directors to collectively have in light of our current business and structure. The Directors’ biographies provided later in this Proxy Statement note each director’s relevant skills, qualifications and experience. As part of an annual effectiveness review, the Board evaluates its composition to ensure that the Board as a whole sufficiently represents a diverse set of relevant backgrounds, skills and experience.

•	Senior Executive Leadership Experience. Directors who have served in senior executive leadership positions are important to us, as they bring experience and perspective in analyzing, shaping, and overseeing the execution of important operational and policy issues at a senior level. The insights and guidance of these Directors, particularly those Directors who have experience at businesses or organizations that operated on a global scale, faced significant competition, and/or involved technology or other rapidly evolving business models enhance our Board’s ability to assess and respond to situations faced by the Company.

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•	Public Company Board Experience. Directors who have served on other public company boards can offer insights with regard to the dynamics and operation of a board of directors, corporate governance matters (including experience with respect to the relationship of a Board to the CEO and other management personnel), the importance of particular public company agenda and management matters and oversight of a changing mix of strategic, operational, and compliance-related matters.

•	Business Development Experience. Directors who have a background in business development can provide insight into developing and implementing strategies for growing our business through acquisitions.

•	Financial Experience. Knowledge of accounting and financial reporting processes, as well as the financial markets, financing and funding operations, is important because it assists our Directors in understanding and overseeing the Company’s financial reporting, internal controls, capital structure, financing and investing activities.

•	Relevant Experience with our Audiences and Programmers. Directors who have relevant experience with the Christian and family-themed audience and the conservative news talk audience can provide insight and expertise in assisting the Board’s implementation of Company strategies for growing our business by providing an engaging experience with our radio stations, Internet sites and other services. Directors with experience and knowledge of the business of our programmers and content providers can also assist the Board with analyzing, reviewing and approving mutually beneficial and significant relationships between these content providers and the Company.

•	Legal Expertise. Directors who have legal education and experience can assist the Board in fulfilling its responsibilities related to the oversight of the Company’s legal and regulatory compliance and engagement with regulatory authorities.

•	Radio Experience. Knowledge of the radio industry and the challenges and opportunities of radio broadcasting companies is vitally important because it enables our Directors to understand and oversee many aspects of the Company’s operations, goals and strategies.

•	New Media Experience. As the radio industry is faced with challenges and opportunities created by the emergence of “new media”, the Board benefits from including Directors who have relevant experience with these new and emerging means of distributing programming and enhancing our audience’s ability to access information provided by the Company via different media outlets.

Set forth below is certain information concerning the principal occupation and business experience of each of the Directors during the past five (5) years and other relevant experience.

Stuart W. Epperson

Mr. Epperson has been Chairman of the Board of the Company since its inception. He is also a Director of Salem Communications Holding Corporation, a wholly-owned subsidiary of the Company. Mr. Epperson has been engaged in the ownership and operation of radio stations since 1961. Mr. Epperson has been a member of the Board of Directors of the National Religious Broadcasters for a number of years and was re-elected to a three (3) year term on that Board in February 2013. Mr. Epperson is married to Nancy A. Epperson, who is Mr. Atsinger’s sister.

As co-founder of the Company, Mr. Epperson provides the Board with extensive and valuable radio and senior executive leadership experience, business development experience and insight into the background and vision of the Company. His past political experience as well as his continuing operation of radio stations for related businesses provide the Board with valuable relevant experience with the needs and goals of our audience and our programmers and enable Mr. Epperson to contribute to the Board by assessing the many and varied strategic opportunities presented to the Company.

Edward G. Atsinger III

Mr. Atsinger has been Chief Executive Officer, a director of the Company and a Director of each of the Company’s subsidiaries since their inception. He was President of Salem from its inception through June 2007. He has been engaged in the ownership and operation of radio stations since 1969. Mr. Atsinger has been a member of the Board of Directors of the National Religious Broadcasters for a number of years and was re-elected to a three (3) year term on that Board in February 2013. He was also a member of the National Association of Broadcasters Radio Board from 2008 through 2014. Mr. Atsinger has been a member of the Board of Directors of Oaks Christian School in Westlake Village, California since 1999. Mr. Atsinger is the brother-in-law of Mr. Epperson.

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As co-founder of the Company, Mr. Atsinger provides the Board with extensive and valuable radio and senior executive leadership experience, business development experience and insight into the background and vision of the Company. His longstanding association with and service on many broadcasting-related Boards of Directors over the years also provides valuable radio and new media experience as well as an understanding of the broader needs and challenges facing our industry.

Roland S. Hinz

Mr. Hinz has been a Director of the Company since September 1997. Mr. Hinz has been the owner, President and Editor-in-Chief of Hi-Torque Publishing Company, a publisher of magazines covering the motorcycling and biking industries, since 1982. Mr. Hinz is also the managing member of Hi-Favor Broadcasting, LLC, the licensee of radio stations KLTX-AM, Long Beach, California, and KEZY-AM, San Bernardino, California (which were acquired from the Company in August 2000 and December 2001, respectively), and radio station KSDO-AM, San Diego, California. Mr. Hinz also serves on the Board of Directors of the Association for Community Education, Inc., a not-for-profit corporation operating Spanish Christian radio stations in California. Mr. Hinz also served on the Board of Directors of Truth for Life, a non-profit organization that is a customer of the Company, from 2000 through September 2010.

Mr. Hinz’s qualifications to serve on the Board include his extensive business experience, skills and acumen reflected in his senior executive management experience as President and Editor-in-Chief of a magazine publishing company. He also has served as a Board member for several not-for-profit organizations, enabling him to bring valuable cross-Board experience as well as relevant experience with our audience and programmers.

Richard A. Riddle

Mr. Riddle has been a Director of the Company since September 1997. Mr. Riddle is an independent businessman specializing in providing financial assistance and consulting to individuals and manufacturing companies. He was President and majority stockholder of I.L. Walker Company from 1988 to 1997 when that company was sold. He also was Chief Operating Officer and a major stockholder of Richter Manufacturing Corp. from 1970 to 1987. In October 2010, Mr. Riddle joined the Board of Directors of Truth for Life, a non-profit organization that is a customer of the Company. Additionally, in 2010, Mr. Riddle joined the Board of Directors of Know the Truth, a non-profit organization that is also a customer of the Company.

Having an extensive career in financial matters, Mr. Riddle brings to the Board significant financial experience enabling him to assess and provide oversight concerning business and financial matters addressed by the Company.

David Davenport

Mr. Davenport has been a Director of the Company since November 2001. Mr. Davenport is not standing for re-election as a director of the Company at the Annual Meeting. Mr. Davenport is a Research Fellow (since 2001) and Director of Washington D.C. Programs (since 2014) at the Hoover Institution, Stanford University, where he also previously served as Counselor to the Director. He was a Distinguished Professor of Public Policy at Pepperdine University from 2003 to 2008. Mr. Davenport was the Chief Executive Officer of Starwire Corporation, a software service company formerly known as Christianity.com, from June 2000 to May 2001. Mr. Davenport served as President of Pepperdine University from 1985 to 2000 and from 1980 through 1985 he served as a Professor of Law, General Counsel, and Executive Vice President of the University. Mr. Davenport currently serves on the Board of Directors of Forest Lawn Memorial Parks Association. Mr. Davenport also served on the Board of Directors of Ameron International Corporation from December 2002 through March 2011.

As a scholar, educator, executive and attorney, Mr. Davenport brings to the Board valuable senior executive leadership experience, new media experience, public company Board experience and legal expertise.

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Jonathan Venverloh

Mr. Venverloh has been a Director of the Company since September 2011. Mr. Venverloh has worked in digital media and advertising since 1994, including more than twelve (12) years at Google and stints at a major news website and global advertising agencies. Mr. Venverloh currently serves as Director, Global Sales within Google Shopping, and from 2000-2010 he served as Google’s Head of Distribution Partnerships and launched Google’s Enterprise Division. From 1997 to 1999, Mr. Venverloh led Weather.com’s sales efforts for the West Coast. From 1994 to 1996 he worked at global ad agencies Saatchi & Saatchi and DDB Needham. Mr. Venverloh has also served as an advisor to digital media startups and served on the Boards of Directors of several non-profits. He earned a Bachelor of Arts in Advertising from Southern Methodist University and a Master’s Degree in Management from the Stanford Graduate School of Business.

Mr. Venverloh brings to the Board valuable senior executive leadership experience and extensive digital media and advertising expertise. With senior management experience at a large public Internet company as well as service as an advisor to smaller digital media startups, Mr. Venverloh is well-positioned to advise the Board on a wide cross-section of new media matters.

James Keet Lewis

Mr. Lewis has been a Director of the Company since May 2014. Mr. Lewis is co-owner of Lewis Group International, which has since 1990 been involved in several new product introductions in the health and wellness industry. Mr. Lewis was also the founder and president of Cool Pool Solutions, Inc. and is co-developer of a patent on a swimming pool maintenance product, The Skimmer Basket Buddy. Most recently, Mr. Lewis has focused a significant amount of his consulting time on international energy projects. Mr. Lewis serves or has served on various political, ministry and charity boards, including the Christian Film and Television Commission, Liberty Institute, The Criswell College, Heritage Alliance, Heritage Alliance PAC, Texas Life Connections, Goodwill of Dallas, The Heidi Group, World Link Ministries, Dallas Council For Life and The Caring Peoples Network. Mr. Lewis currently serves as a trustee of Houston Christian Broadcasting, Inc., which operates 18 non-commercial Christian radio stations, including its flagship station KHCB, in Houston, Texas. He is also currently on the Board of Bott Radio Network in Kansas City, MO. Additionally, since 2009, Mr. Lewis has served on the Board of Hope for the Heart Ministries, a non-profit organization that is a customer of the Company. Mr. Lewis received his B.B.A. in 1977 from the University of Texas.

Mr. Lewis brings to the Board valuable leadership experience and relevant experience with our audience and programmers by virtue of his Board service on several political, charitable and ministry organizations.

Eric H. Halvorson

Mr. Halvorson has been an Attorney at the Law Office of Eric H. Halvorson since 2010 and focuses his practice on business law and estate planning. Mr. Halvorson is also of counsel to Stowell, Zeilenga, Ruth, Vaughn, and Treiger LLP, a boutique business law firm in Westlake Village. Mr. Halvorson has been an Adjunct Professor at the Pepperdine University School of Law for the 2006-2007, 2009-2010, 2010-2011, and 2013-2014 academic years. He was an Executive in Residence at Pepperdine University Seaver College of Letters, Arts and Sciences from 2000-2003 and from 2005-2007. Mr. Halvorson was President and Chief Operating Officer of the Company from 2007-2008, Chief Operating Officer from 1996-2000 and Executive Vice President of the Company from 1991-2000. From 1991-1999 and 1985-1988, Mr. Halvorson also served as General Counsel to the Company. Mr. Halvorson was the managing partner of the law firm of Godfrey & Kahn, S.C.-Green Bay from 1988 until 1991. From 1985 to 1988, he was Vice President and General Counsel of the Company. From 1976 until 1985, he was an associate and then a partner of Godfrey & Kahn, S.C.-Milwaukee. Mr. Halvorson was a Certified Public Accountant with Arthur Andersen & Co. from 1971 to 1973. Mr. Halvorson is a member of the board of directors of Intuitive Surgical, Inc. and Pharmacyclics, Inc. Mr. Halvorson was previously a director of the Company from 1988-2008.

Mr. Epperson, the Company’s Chairman, recommended Mr. Halvorson’s nomination to the Company’s Board of Directors. It is anticipated that Mr. Halvorson will bring valuable legal and financial expertise and extensive historical knowledge of the Company to the Board. He has also served as a Board member for several for-profit companies which enables him to bring relevant cross-Board experience to the Company.

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Director Independence and Executive Sessions

The Company’s Board of Directors evaluated the independence of each of the Company’s Directors pursuant to the listing standards of the NASDAQ Stock Market (“NASDAQ Rules”). During this review, which included a review of the transactions and relationships described in the section of this Proxy Statement entitled “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS” below, the Board of Directors considered various transactions and relationships among Directors (and their affiliates or family members), members of the Company’s senior management, affiliates and subsidiaries of the Company and certain other parties that occurred during the past three (3) fiscal years. This review was conducted to determine whether, under the NASDAQ Rules, any such relationships or transactions would affect the Board of Directors’ determination as to each director’s independence.

Upon conclusion of this review, the Board of Directors determined that, of the Directors nominated for election at the Annual Meeting, a majority of the Board (comprised of Messrs. Hinz, Riddle, Venverloh, Lewis and Director nominee Mr. Halvorson) is independent of the Company and its senior management as required by the NASDAQ Rules.

The NASDAQ Rules also require that independent members of the Board of Directors meet periodically in executive sessions during which only independent Directors are present. The Company’s independent Directors have met separately in such executive sessions and in the future will regularly meet in executive sessions as required by the NASDAQ Rules.

Committees of the Board of Directors

The Company’s Board of Directors has three (3) committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The following table identifies the independent members of the Board of Directors and lists the members and chairman of each of these committees:

Nominating and
		Audit	Compensation	Corporate Governance
Name	Independent	Committee	Committee	Committee

Stuart W. Epperson
Edward G. Atsinger III
Roland S. Hinz	I		X	C
Richard A. Riddle	I	C	X	X
David Davenport(1)	I		C	X
Jonathan Venverloh	I	X		X
James Keet Lewis	I	X		X

(1) Mr. Davenport will not be standing for re-election as a Director of the Company at the 2015 Annual Meeting.

I = Director is independent

X = Current member of committee

C = Current member and chairman of the committee

Audit Committee

The Audit Committee of the Board of Directors (the “Audit Committee”) is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee currently consists of Messrs. Riddle (Chairman), Venverloh and Lewis, each of whom is independent under the NASDAQ Rules and applicable SEC rules and regulations. The Board of Directors has determined that Mr. Riddle, the Audit Committee Chairperson, qualifies as an “audit committee financial expert” as defined by applicable SEC rules and regulations.

The Audit Committee held four (4) regularly-scheduled meetings and three (3) special telephonic meetings in 2014 and operates under a written charter adopted by the Board of Directors. The Audit Committee and the Company’s Board of Directors annually (or more often as needed) review the charter to ensure it conforms to current laws and practices. This charter is available on the Company’s Internet website (http://salemmedia.com) and a copy of the charter may be obtained upon written request from the Secretary of the Company. Any information found on the Company’s website is not a part of, or incorporated by reference into, this or any other report of the Company filed with, or furnished to, the SEC.

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The Audit Committee’s responsibilities are generally to assist the Board of Directors in fulfilling its legal and fiduciary responsibilities relating to accounting, audit and reporting policies and practices of the Company and its subsidiaries. The Audit Committee also, among other things, oversees the Company’s financial reporting process, retains and engages the Company’s independent registered public accounting firm, approves the fees for the Company’s independent registered public accounting firm, monitors and reviews the quality, activities and functions of the Company’s independent registered public accounting firm, and monitors the adequacy of the Company’s operating and internal controls and procedures as reported by management and the Company’s independent registered public accounting firm. The Audit Committee Report set forth later in this Proxy Statement provides additional details about the duties and activities of this committee.

Compensation Committee

As provided under applicable laws and rules, the Company’s Board of Directors delegates authority for compensation matters to the Compensation Committee of the Board of Directors (the “Compensation Committee”). The Compensation Committee’s membership is determined by the Board of Directors. The Compensation Committee currently consists of Messrs. Davenport (Chairman), Hinz and Riddle, each of whom is independent under the NASDAQ Rules, including recently adopted compensation committee independence requirements. The Compensation Committee is authorized to review and approve compensation, including non-cash benefits, and severance arrangements for the Company’s Section 16 officers and employees and to approve salaries, remuneration and other forms of additional compensation and benefits as it deems necessary. The Compensation Committee also administers the Company’s Second Amended and Restated 1999 Stock Incentive Plan (the “Stock Plan”).

The Compensation Committee held two (2) regularly scheduled meetings and one (1) special meeting in 2014. The Compensation Committee meets at least twice annually and at additional times as are necessary or advisable to fulfill its duties and responsibilities.

The role of the Company’s Compensation Committee is to oversee the Company’s compensation and benefit plans and policies, administer the Stock Plan (including reviewing and approving equity grants to elected officers), and to review and approve all compensation decisions relating to elected officers, including those for the Company’s Named Executive Officers (who are listed in the Summary Compensation Table below). In 2014 the actions of the Compensation Committee included reviewing objective benchmarks and metrics by which a Named Executive Officer’s performance can be measured and analyzing peer compensation and performance data for comparison with the Company’s Named Executive Officers. The Compensation Committee has delegated limited authority to Edward G. Atsinger III, the Company’s Chief Executive Officer, to grant up to $150,000 of options to purchase the Company’s Class A common stock annually (measured each calendar year without carry-over of unused grant authority from year to year). The $150,000 is calculated at a price equal to the price of the Company’s Class A common stock at the NASDAQ market close on the date the stock options are granted. This delegated authority is subject to prompt notification to the Compensation Committee of the issuance of any such grants and ratification of any such grants at the next regularly scheduled Compensation Committee meeting following the date of such grants.

The Company’s Named Executive Officers do not determine or approve any element or component of their own compensation. The Company’s CEO provides a recommendation to the Compensation Committee for base salary and annual incentive compensation for the Named Executive Officers reporting to him.

The Compensation Committee operates pursuant to a charter that was approved by the Board of Directors. The charter sets forth the responsibilities of the Compensation Committee. The Compensation Committee and the Company’s Board of Directors annually (or more often as needed) review the charter to ensure it conforms to current laws and practices. This charter is available on the Company’s Internet website (http://salemmedia.com) and a copy of the charter may be obtained from the Secretary of the Company upon written request. Any information found on the Company’s website is not a part of, or incorporated by reference into, this or any other report of the Company filed with, or furnished to, the SEC.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”) currently consists of Messrs. Hinz (Chairman), Davenport, Riddle, Venverloh and Lewis, each of whom is independent under the NASDAQ Rules. The Nominating and Corporate Governance Committee held two (2) regularly scheduled meetings in 2014.

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The Nominating and Corporate Governance Committee is authorized to: (a) develop and recommend a set of corporate governance standards to the Board of Directors for adoption and implementation; (b) identify individuals qualified to become members of the Board of Directors; (c) recommend that director nominees be elected at the Company’s next annual meeting of stockholders; (d) recommend nominees to serve on each standing committee of the Board of Directors; (e) lead in the annual review of Board performance and evaluation of the Board’s effectiveness; (f) ensure that succession planning takes place for the position of chief executive officer and other key Company senior management positions; and (g) analyze, review and, where appropriate, approve all related party transactions to which the Company or its subsidiaries or affiliates are a party, all in accordance with applicable rules and regulations.

To qualify as a nominee for service on the Board of Directors, a candidate must have sufficient time and resources available to successfully carry out the duties required of a Company Board member. The Nominating and Corporate Governance Committee desires to attract and retain highly qualified Directors who will diligently execute their responsibilities and enhance their knowledge of the Company’s core businesses and seeks Directors who possess some or all of the skills, qualifications and experience described under “Board Composition” in this Proxy Statement.

The Nominating and Corporate Governance Committee implements the Company’s policy regarding stockholder nominations by considering nominees for director positions that are made by the Company’s stockholders. Any stockholder desiring to make such a nomination must submit in writing the name(s) of the recommended nominee(s) to the Secretary of the Company at least 90 days before nor earlier than 120 days prior to the first anniversary of the preceding annual meeting of stockholders. The written submission must also contain biographical information about the proposed nominee, a description of the nominee’s qualifications to serve as a member of the Board of Directors, and evidence of the nominee’s valid consent to serve as a director of the Company if nominated and duly elected.

The Company’s Directors provide oversight of the Company’s management and play a key role in shaping the strategic direction of the Company. Consistent with the Company’s Nominating and Corporate Governance Charter, the Nominating and Corporate Governance Committee considers various criteria in Board candidates, including, the skills, qualifications and experience described under “Board Composition” in this Proxy Statement, as well as their appreciation of the Company’s core purpose, core values, and whether they have time available to devote to Board activities. The Nominating and Corporate Governance Committee also considers whether a potential nominee would satisfy:

1.	The criteria for director “independence” established by the NASDAQ Rules; and

2.	The SEC’s definition of “audit committee financial expert.”

Whenever a vacancy exists on the Board due to expansion of the Board’s size or the resignation, retirement or term expiration of an existing director, the Nominating and Corporate Governance Committee identifies and evaluates potential director nominees. The Nominating and Corporate Governance Committee considers recommendations of management, stockholders and others. The Nominating and Corporate Governance Committee has sole authority to retain and terminate any search firm to be used to identify director candidates, including approving its fees and other retention terms.

Director candidates are evaluated using the criteria described above and in light of the then-existing composition of the Board, including its overall size, structure, backgrounds and areas of expertise of existing Directors and the relative mix of independent and employee Directors. The Nominating and Corporate Governance Committee also considers the specific needs of the various Board committees. The Nominating and Corporate Governance Committee recommends potential director nominees to the full Board, and final approval of a candidate for nomination is determined by the full Board. This evaluation process is the same for director nominees who are recommended by our stockholders.

The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee and the Company’s Board of Directors annually (or more often as needed) review the charter to ensure it conforms to current laws and practices. This charter is available on the Company’s Internet website (http://salemmedia.com) and a copy of the charter may be obtained upon written request from the Secretary of the Company. Any information found on the Company’s website is not a part of, or incorporated by reference into, this or any other report of the Company filed with, or furnished to, the SEC.

The Nominating and Corporate Governance Committee did not receive any recommendations from stockholders proposing candidate(s) for election at the Annual Meeting. None of the Directors serving on the Audit Committee, the Compensation Committee, or the Nominating and Corporate Governance Committee are employees of the Company.

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Although the Board does not have a formal policy on diversity, the Nominating and Corporate Governance Committee and the Board review from time-to-time the membership of the Board in light of the Company’s operations and strategic objectives and consider whether the current Board members possess the requisite skills, experience and perspectives to oversee the achievement of those goals. As part of an annual effectiveness review, the Nominating and Corporate Governance Committee evaluates the diversity of the Board composition to ensure that it sufficiently represents a diverse set of background, skills and experience.

Board Leadership Structure

Historically, the Company’s Board of Directors has had a general policy that the positions of Chairman of the Board and CEO should be held by separate persons as an aid in the Board’s oversight of management. This policy has been in effect since the Company began operations. The Chairman of the Board is a full-time senior executive of the Company. The duties of the Chairman of the Board include:

•	presiding over all meetings of the Board;

•	preparing the agenda for Board meetings in consultation with the CEO and other members of the Board;

•	managing the Board’s process for annual director self-assessment and evaluation of the Board and of the CEO; and

•	presiding over all meetings of stockholders.

The Board of Directors believes that there are advantages to having a separate Chairman for matters such as communications and relations between the Board members, the CEO, and other senior management; in assisting the Board in reaching consensus on particular strategies and policies; and in facilitating robust director, Board, and CEO evaluation processes. In addition, having separate Chairman and CEO positions permits the CEO to focus on day-to-day business and allows the Chairman to lead the Board in its oversight responsibilities. The Board currently consists of the Chairman of the Board, the Company’s CEO, and five (5) independent Directors. One of Mr. Epperson’s roles is to oversee and manage the Board of Directors and its functions, including setting meeting agendas and running Board meetings. In this regard, Mr. Epperson and the Board in their advisory and oversight roles are particularly focused on assisting the CEO and senior management in seeking and adopting successful business strategies and risk management policies, and in making successful choices in management succession.

Board’s Role in Risk Oversight

The Company’s Board of Directors as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board committees. These committees then provide reports to the full Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment, and management of critical risks. These areas of focus include strategic, operational, financial and reporting, succession and compensation, legal and compliance, and other risks. The Board and its committees oversee risks associated with their respective areas of responsibility, as summarized above.

Director Attendance at Board and Committee Meetings and 2014 Annual Meeting of Stockholders

The full Board of Directors held four (4) regularly scheduled meetings in 2014. During 2014, each of the Company’s incumbent Directors attended (either in person or telephonically) all of the regularly-scheduled meetings of the full Board of Directors. Each of the Company’s incumbent Directors attended more than seventy-five percent of the aggregate of the number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served. The Company encourages, but does not require, that each director attend the Company’s annual meeting of stockholders. In 2014, each of the Company’s then Directors attended the 2014 annual meeting of stockholders, except for Mr. Stuart Epperson, Chairman of the Board.

Communications between Stockholders and the Board

The Company has historically handled communications between stockholders and the Board of Directors on an ad hoc basis. No formal policy or process for such communications has been adopted by the Company as of the date of this Proxy Statement. The Company has, however, taken actions to ensure that the views of its stockholders are communicated to the Board or one or more of its individual Directors, as applicable. The Board considers its responsiveness to such communications as timely and exemplary.

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Financial Code of Conduct

The Company has adopted a financial code of conduct (“Financial Code of Conduct”) that applies to each director of the Company, the Company’s CEO, principal financial officer, principal accounting officer, controller and persons performing similar functions. This Financial Code of Conduct has been adopted by the Board as a “code of ethics” that satisfies applicable NASDAQ Rules. The Financial Code of Conduct is available on the Company’s Internet website (http://salemmedia.com) and a copy of the Financial Code of Conduct may be obtained free of charge upon written request from the Secretary of the Company. Any information found on the Company’s website is not a part of, or incorporated by reference into, this or any other report of the Company filed with, or furnished to, the SEC.

Executive Officers

Set forth below are the executive officers of the Company, together with the positions held by those persons as of December 31, 2014. The executive officers are elected annually and serve at the pleasure of the Company’s Board of Directors; however, the Company has entered into employment agreements with each of the executive officers listed below. Certain payment provisions contained in the Company’s employment agreements with Messrs. Atsinger, Santrella and Evans are described under the section of this Proxy Statement entitled “EXECUTIVE COMPENSATION – Material Terms of NEO Employment Agreements Providing For Payment to NEOs Upon Termination” below.

Name of Executive Officer	Age	Position(s) Held with the Company
Stuart W. Epperson	78	Chairman of the Board
Edward G. Atsinger III	75	Chief Executive Officer and Director
Frank Wright	62	President and Chief Operating Officer
David P. Santrella	53	President — Radio Division
David A.R. Evans	52	President — New Media
Greg R. Anderson	68	President — Salem Radio Network
Christopher J. Henderson	51	SVP, Legal and Human Resources, General Counsel and Secretary
Evan D. Masyr	43	Executive Vice President and Chief Financial Officer

Set forth below is certain information concerning the business experience during the past five (5) years and other relevant experience of each of the individuals named above (excluding Messrs. Atsinger and Epperson, whose business experience is described in the section of this Proxy Statement entitled “THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS—Board of Directors” above).

Frank Wright

Mr. Wright was President and Chief Operating Officer of the Company beginning in January 2014 and was a Director of the Company beginning in June 2012. Mr. Wright resigned from the Company effective as of December 31, 2014. Mr. Wright has served as President and Chief Executive Officer of the National Religious Broadcasters (“NRB”), a position he held for ten (10) years. Prior to joining NRB in 2003, he served for seven (7) years as Executive Director of the Center for Christian Statesmanship based on Capitol Hill. As head of the world’s largest Christian media association, Mr. Wright has significant and wide-ranging experience in the electronic media marketplace, including active engagement in the regulatory and public policy processes centered in Washington, DC. He is an ordained Elder in the Presbyterian Church. Mr. Wright’s extensive corporate governance experience includes Board service for The Evangelical Council for Financial Accountability, Knox Theological Seminary, The NRB Television Network and Evangelism Explosion International.

David P. Santrella

Mr. Santrella has been President — Broadcast Media of the Company since January 1, 2015, overseeing all broadcast operations involving the Company’s local radio stations, radio network and internal rep firm. From January 2010 to December 2014 he served as President — Radio Division of the Company. From October 2008 to December 31, 2009, he served as Operational Vice President over the Company’s Minneapolis, Denver and Colorado Springs clusters in addition to his existing responsibility over the Chicago cluster. From March 2006 to October 2008, Mr. Santrella was the Operational Vice President of Chicago and Milwaukee. In November of 2003, he was given additional oversight responsibility of Milwaukee. Mr. Santrella started with the Company in 2001 as the General Manager of the Company’s Chicago cluster.

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David A. R. Evans

Mr. Evans has been President — New Media of the Company since September 2013. Mr. Evans was President—New Business Development, Interactive and Publishing of the Company from July 2007 to September 2013. Mr. Evans was Executive Vice President—Business Development and Chief Financial Officer of the Company from September 2005 to June 2007. Mr. Evans was Executive Vice President and Chief Financial Officer from September 2003 to September 2005. From 2000 to 2003, Mr. Evans served as the Company’s Senior Vice President and Chief Financial Officer. From 1997 to 2000, Mr. Evans served as Senior Vice President and Managing Director—Europe, Middle East, and Africa of Warner Bros. Consumer Products in London, England. He also served at Warner Bros. Consumer Products in Los Angeles, California, as Senior Vice President—Latin America, International Marketing, Business Development from 1996 to 1997 and Vice President—Worldwide Finance, Operations, and Business Development from 1992 to 1996. From 1990 to 1992, he served as Regional Financial Controller-Europe for Warner Bros. based in London, England. Prior to 1990, Mr. Evans was an audit manager with Ernst & Young LLP in Los Angeles, California and worked as a U.K. Chartered Accountant for Ernst & Young in London, England.

Greg R. Anderson

Mr. Anderson served as President — Salem Radio Network of the Company from 1996 through 2014. Effective as of December 31, 2014, Mr. Anderson retired from the Company. From 1993 to 1994, Mr. Anderson was Vice President/General Manager of Salem Radio Network. Mr. Anderson was employed by Multimedia, Inc. from 1980-1993. After serving as General Manager at Multimedia stations in Greenville, South Carolina, Shreveport, Louisiana, and Milwaukee, Wisconsin, he was named Vice President, Operations of the Multimedia radio division in 1987. He was subsequently appointed as Executive Vice President and group head of Multimedia’s radio division.

 Christopher J. Henderson

Mr. Henderson has been Senior Vice President, Legal and Human Resources, General Counsel and Corporate Secretary of the Company since 2012. Prior to 2012, Mr. Henderson was Vice President, Legal and Human Resources, General Counsel and Corporate Secretary of the Company since March 2008. Mr. Henderson was Vice President, Human Resources of the Company from August 2006 to February 2008. From 2001 to August 2006, Mr. Henderson served as Corporate Counsel for the Company. Prior to joining the Company, Mr. Henderson worked for thirteen (13) years as an Attorney for Cooksey, Toolen, Gage, Duffy & Woog, first as a trial attorney and then as a transactional attorney.

Evan D. Masyr

Mr. Masyr has been Executive Vice President and Chief Financial Officer of the Company since January 2014. Prior to January 2014, Mr. Masyr was Senior Vice President and Chief Financial Officer of the Company since July 2007. Mr. Masyr was Vice President—Accounting and Finance of the Company from September 2005 to June 2007. From March 2004 to September 2005, Mr. Masyr was Vice President of Accounting and Corporate Controller of the Company. Prior to that time, Mr. Masyr was Vice President and Corporate Controller of the Company from January 2003 to March 2004. From February 2000 to December 2002, he served as the Company’s Controller. From 1993 to February 2000, Mr. Masyr worked for PricewaterhouseCoopers LLP (formerly, Coopers & Lybrand LLP). Mr. Masyr has been a Certified Public Accountant since 1995.

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COMPENSATION DISCUSSION & ANALYSIS

General Discussion

The Company’s Executive Compensation Philosophy

The Board of Directors of the Company believes that a key to the Company’s current and future success is its ability to attract and retain qualified individuals who are committed to the Company’s success and capable of delivering on such commitment. The Company’s compensation and benefits programs are designed to enable the attraction, retention and motivation of the best possible employees to operate and manage the Company at all levels. At the same time, the Board of Directors of the Company is committed to a compensation policy for the Company’s executive management that is appropriately transparent to the Company’s stockholders and in alignment with stockholders’ best interests.

The Company’s executive compensation programs are based upon a pay-for-performance philosophy that provides incentives to achieve both short-term and long-term objectives and to reward both individual and Company performance. In addition to evaluating performance using financial and operational metrics, the CEO, CFO and the Company’s three other most highly compensated executive officers during 2014 (collectively, the “Named Executive Officers”) are evaluated in many areas that are not measured directly by financial or operational results. These areas include: (i) how well each Named Executive Officer helps the Company to achieve its strategic goals; (ii) each executive’s ability to develop his or her subordinates; and (iii) each executive’s efforts to enhance the Company’s relationship with key stakeholders. In 2014, the Company’s Named Executive Officers were Mr. Atsinger, Chief Executive Officer; Mr. Masyr, Executive Vice President and Chief Financial Officer; Mr. Evans, President – New Media; Mr. Santrella, President – Broadcast Media; and Frank Wright, President and Chief Operating Officer.

Benchmarking

It is the intent of the Board of Directors that the Company be in a position to compete for highly qualified employees, including its Named Executive Officers. Accordingly, the process for compensation determination involves the Committee’s consideration of peer compensation levels. While the Committee does not have a formal policy regarding benchmarking, when determining recommended salary, target bonus levels and target annual long-term incentive award values for Named Executive Officers, the Committee gives consideration to compensation practices at peer radio media companies, based on available data.

Named Executive Officer Compensation

The Company’s Named Executive Officer compensation consists of four elements: (1) base salary; (2) annual cash incentive (bonus) awards; (3) long-term incentive compensation, usually in the form of stock options; and (4) perquisites and benefits. The Committee assesses each of these elements independently from the other elements to ensure that the amount paid to each Named Executive Officer for each compensation element is reasonable and, as a function of overall compensation paid, ensures that compensation for each Named Executive Officer is reasonable in its totality.

Employment Agreements

Each of the Company’s Named Executive Officers except Mr. Atsinger is employed pursuant to “at will” employment agreements without a fixed term length. Mr. Atsinger is employed pursuant to an employment agreement with a fixed three year term. Mr. Wright was employed pursuant to a fixed one year term which, after the expiration of the initial one year term on December 31, 2014, became an at-will employment agreement. On December 31, 2014, Mr. Wright resigned from the Company. Each of the Named Executive Officer employment agreements provides for a contractual rate of base salary to be paid during the first three years of the contract length. Mr. Atsinger’s current agreement was entered into as of July 1, 2013, and will expire on June 30, 2016. Mr. Masyr’s current agreement was entered into as of January 1, 2014, and the contractual rate of base salary will expire on December 31, 2016. Mr. Evans’ current agreement was entered into as of September 15, 2014, and the contractual rate of base salary will expire on September 14, 2017. Mr. Santrella’s current agreement was entered into as of January 1, 2014, and the contractual rate of base salary will expire on December 31, 2016.

Base Salary

When determining recommended base salaries for the Company’s Named Executive Officers, the Committee generally evaluates salaries of the peer companies described in the section of this Proxy Statement entitled “COMPENSATION DISCUSSION & ANALYSIS—General Discussion—Benchmarking” above.

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Where appropriate, adjustments are made to reflect the Company’s relative position within the peer group. The Committee also considers other factors including: (i) individual contribution and performance; (ii) Company performance; (iii) market conditions; (iv) retention needs; (v) experience; (vi) succession planning; (vii) historic practices; and (viii) internal equity.

Increases in the base salaries of the Company’s Named Executive Officers for 2014 were made pursuant to the terms of the agreements described in the section of this Proxy Statement entitled “COMPENSATION DISCUSSION & ANALYSIS—Named Executive Officer Compensation—Employment Agreements” above.

Annual Cash Incentive (Bonus) Awards

All of the Company’s Named Executive Officers are eligible to receive discretionary bonuses. The amount to be paid as a bonus, if any, to any Named Executive Officer is determined after a review of the Company’s performance and the performance of each individual Named Executive Officer. Ordinarily, this determination is made in the first quarter of each year, following completion of the Company’s financial statements for the prior year.

Incentive Compensation Pool

Annual cash incentive (bonus) awards are granted to Named Executive Officers from a target cash incentive (bonus) pool which is established at the beginning of the prior year. Over the course of such year the Committee adjusts the size of the pool to reflect the financial performance of the Company. Although the Company may pay an aggregate amount of annual cash incentive (bonus) award that is less than the full amount set forth in the pool, it generally does not pay and has not paid an aggregate amount that is greater than that which is in the pool.

Performance Measures and Award Payments

The Committee considers many factors when assessing the amount of any Named Executive Officer’s annual cash incentive (bonus) awards. The Committee has significant flexibility in awarding cash bonuses. The Company believes that this flexibility, and the Company’s history of rewarding performance, provide a strong motivating incentive to the Company’s Named Executive Officers to perform in a manner that will help the Company continue to achieve its goals and objectives.

Given the changing nature and complexities of the media industry, the Committee’s decision to increase or decrease cash bonuses from year to year is generally based upon a variety of factors deemed appropriate by the Committee including the financial performance of the Company and the individual areas of responsibility of each Named Executive Officer. The Committee has broad discretion to make bonus determinations and it is not required to apply formulas or ranges based upon specific performance criteria. Factors generally considered by the Committee include: (i) earnings per share; (ii) return on invested capital; (iii) EBIDTA growth; (iv) same station revenue growth; (v) same station operating income growth; (vi) non-broadcast EBITDA; (vii) relative stock price growth; and (viii) audience growth.

Incentive (Bonus) Awards Paid in 2014

Based on the financial performance of the Company, the Committee’s consideration of the factors described in the section of this Proxy Statement entitled “COMPENSATION DISCUSSION & ANALYSIS—Named Executive Officer Compensation—Performance Measures and Award Payments” above, and Company management’s recommendations, the actual bonuses paid to each Named Executive Officer in 2014 for performance in 2013 were $315,000 for Mr. Atsinger, $72,500 for Mr. Masyr, $105,000 for Mr. Evans plus $80,000 for achievement of specific, pre-determined revenue goals, $94,000 for Mr. Santrella and $0 for Mr. Wright.

Long-Term Incentive Compensation

The Company believes that equity-based compensation helps ensure that the interests of the Named Executive Officers are aligned with those of the Company’s stockholders. The Company also believes that equity-based compensation is a material element of compensation required to recruit and retain key executives and remain competitive with the Company’s peers. Lastly, the Company uses equity-based compensation, in particular stock options with long-term vesting, to incentivize long-term retention of key executives.

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Stock Options

The Company’s equity-based compensation program is governed by the 1999 Stock Incentive Plan (as amended and restated through March 4, 2015) (“Stock Plan”). The Stock Plan calls for stock options to be granted with exercise prices equal to the market price of the Company’s class A common stock on the date of grant. All stock options granted by the Company generally have value only if the market price of the class A common stock has increased by the time the options vest and are exercised. The Company’s option grants generally vest ratably over four years. Because the stock options do not have value unless the stock price increases above the grant date price, the Committee believes that stock options are a useful motivational tool.

In determining the size of stock option grants to Named Executive Officers, the Committee: (i) compares equity-based compensation awards to individuals holding comparable positions in the Company’s peer group; (ii) evaluates the Black-Scholes valuation of potential stock option grants; (iii) reviews Company performance against annual performance goals; and (iv) reviews individual performance against the individual’s annual incentive bonus objectives.

In 2014 the Committee decided not to make any stock option grants, but anticipates it will make stock option grants as part of executive compensation in the future.

Perquisites and Benefits

The Company provides its Named Executive Officers with perquisites and employee benefits. Except as specifically noted elsewhere in this Proxy Statement, the employee benefits programs in which the Company’s Named Executive Officers participate (which provide benefits such as medical coverage, dental coverage, life insurance, disability insurance and annual contributions to a qualified 401(k) retirement plan) are generally the same programs offered to substantially all of the Company’s salaried employees.

Perquisites

The Committee does not view perquisites as a significant element of its overall compensation structure, but it does believe that providing perquisites can be a useful tool in attracting, motivating and retaining executive talent. The Company provided certain perquisites to its Named Executive Officers in 2014 as summarized below:

Use of Vehicles

Mr. Atsinger is provided a vehicle by the Company. The Committee made its determination to provide Mr. Atsinger with such perquisite based upon: (i) the fact that this perquisite has been given to this executive for many years, and (ii) a comparison of comparable perquisites for similar positions at peer companies.

Supplemental Medical, Travel and Expense Reimbursement for Mr. Atsinger

In addition to the basic group medical plan offered all employees, Mr. Atsinger receives reimbursement for all travel and medical expenses incurred by him for any medical treatment elected by him. This perquisite includes all medical expenses that are not covered under the Company’s medical benefits or plans. The Company may elect to provide this perquisite by obtaining supplemental medical insurance covering Mr. Atsinger at the Company’s cost or reimbursing Mr. Atsinger for any health, dental or vision expenses incurred by him that are not covered by the Company’s medical benefits programs. The Company also provides full reimbursement to Mr. Atsinger for any income or employment taxes applicable to this perquisite.

Payment of Filing and Regulatory Fees

The Company pays for the preparation of all regulatory and government filings required to be made by the Named Executive Officers solely as a result of their position as officers or directors of the Company or of the Company’s wholly-owned subsidiary Salem Communications Holding Corporation. The Company also pays for the preparation and filing of all regulatory filings (including without limitation Hart-Scott-Rodino Act filing fees) that Mr. Atsinger is required to make as a result of the exercise of options granted to him for the purchase of the Company’s stock. The Committee’s determination to provide this perquisite to Mr. Atsinger was based on the possibility that such filings will need to be made if Mr. Atsinger elects to exercise any of his vested outstanding stock options.

16

Supplemental Life Insurance Coverage for Messrs. Evans and Santrella

In addition to the basic life insurance provided by the Company to all employees, the Company reimburses Messrs. Evans and Santrella an amount up to a maximum of $3,500 per year for life insurance on Mr. Evan’s life and Mr. Santrella’s life. Such reimbursement is grossed up to cover all statutory withholdings, and state and federal income taxes.

Split-Dollar Life Insurance

Since 2003, the Company has maintained separate split-dollar life insurance policies covering Mr. and Mrs. Atsinger in the amount of $20,000,000 each. Pursuant to the terms of these policies, the Company will receive an amount equal to the sum of all premiums paid by the Company (without interest) through such date and the beneficiaries will receive all remaining insurance benefits under these policies.

Other Benefits

401(k) Plan

We maintain a 401(k) defined contribution plan (the “401(k) Plan”). Participation in this 401(k) Plan by Named Executive Officers is on the same basis as the Company’s other eligible employees (as defined in the 401(k) Plan). Participants are allowed to make non-forfeitable contributions up to 60% of their annual salary, but may not exceed the annual maximum contribution limitations established by the Internal Revenue Service.

Severance and Change-in-Control Benefits

Change in Control Agreements

The Company has not entered into change-in-control agreements with any of the Company’s corporate Officers, including each of the Named Executive Officers.

Severance and Other Termination Agreements

Upon certain types of terminations of employment (other than a termination following a change in control of the Company), severance benefits may be paid to the Named Executive Officers. The severance benefits payable to each of the Named Executive Officers are addressed in their respective employment agreements and each of them would receive the benefits provided to him under their specific agreement. The severance and termination payments and benefits that would occur in the event of termination of employment of each of the Named Executive Officers are more fully described in the section of this Proxy Statement entitled “EXECUTIVE COMPENSATION—Potential Payments to the Company’s Named Executive Officers Upon Termination or Change in Control” below.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of one million dollars ($1,000,000) on the amount of compensation that the Company may deduct in any one year with respect to the Company’s CEO as of the close of the taxable year and the next three most highly compensated executive officers, excluding the CFO.

The Committee believes that tax deductibility is an important factor, but only one factor, to be considered when evaluating its compensation policies and practices. While the Company’s compensation practices have generally been designed and implemented in a manner which would maintain tax deductibility, the Committee believes that the interests of the Company may be better served by providing compensation that is not fully tax deductible. Based on the Company’s current compensation plans and policies and proposed regulations interpreting the Internal Revenue Code, however, the Committee believes that, for the near future, any loss in tax deductibility for executive compensation will not be material in amount.

Security Ownership Requirements/Guidelines

The Corporate Governance Principles adopted by the Company’s Board of Directors encourage Company executives and board members to purchase shares of the Company’s stock. The Board of Directors recognizes, however, that the number of shares of Company stock owned by any executive or director is a personal decision. Accordingly, the Company has determined not to adopt a policy requiring ownership by its Named Executive Officers or directors of a minimum number of shares of Company stock.

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COMPENSATION COMMITTEE REPORT

This Compensation Committee Report shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission (“SEC”), nor shall any information in this report be incorporated by reference by any general statement into any past or future filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that Salem Media Group, Inc. and its subsidiaries (the “Company”) specifically incorporates this information by reference into such filing, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee has reviewed and discussed the discussion and analysis of the Company’s executive compensation which appears above with management, and, based on such review and discussion, the Compensation Committee recommended to the Company’s Board of Directors that the above disclosure be included in this Definitive Proxy Statement filed on Schedule 14A under the Securities Exchange Act of 1934, as amended.

The Compensation Committee is currently comprised of David Davenport, Chairman, Roland S. Hinz and Richard A. Riddle.

COMPENSATION COMMITTEE

David Davenport, Chairman
Roland S. Hinz,
Richard A. Riddle

March 16, 2015

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by the Named Executive Officers for the Company’s fiscal years ended December 31, 2014, December 31, 2013, and December 31, 2012:

Name and Principal Position	Year	Salary ($)	Bonus (2) ($)	Option Awards (3) ($)	All Other Compensation (4/5) ($)	Total ($)
Edward G. Atsinger III Chief Executive Officer	2014	936,442	315,000	—	118,196	1,369,638
	2013	897,308	171,000	844,477	123,705	2,036,490
	2012	886,538	275,000	—	135,585	1,297,123
Evan D. Masyr Executive Vice President & Chief Financial Officer	2014	376,231	72,500	—	4,428	453,159
	2013	341,346	39,000	197,649	24,879	602,874
	2012	334,423	65,000	120,000	25,536	544,959
David A. R. Evans President—New Media	2014	478,058	185,000	—	10,303	673,361
	2013	442,365	91,000	205,595	30,758	769,718
	2012	432,596	122,000	150,000	34,700	739,296
David P. Santrella President—Radio Division	2014	428,616	94,000	—	12,935	535,551
	2013	390,192	54,000	207,642	26,830	678,664
	2012	384,327	90,000	150,000	22,585	646,912
Frank Wright (1) President and Chief Operating Officer	2014	475,000	—	—	6,375	481,375

(1)	Compensation information for Frank Wright provided for 2014 only, as Mr. Wright’s employment with the Company commenced January 1, 2014.
(2)	Amounts set forth in the “Bonus” column represent bonuses paid by the Company for performance in the prior fiscal year. Bonuses are given at the discretion of the Company and are not earned by Company employees until they are paid.
(3)	Represents the aggregate grant date fair value of option awards granted within the fiscal year in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 for stock-based compensation. These amounts reflect the total grant date fair value for these awards, and do not correspond to the actual cash value that will be recognized by the grantee when received. For a detailed discussion of the assumptions made in the valuation of option awards, please see the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.
(4)	Amounts set forth in the All Other Compensation column consist of the following:

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Item	Mr. Atsinger ($)	Mr. Masyr ($)	Mr. Evans ($)	Mr. Santrella ($)	Mr. Wright ($)
Perquisites and Other Personal Benefits (2014)	103,605	—	3,928	6,560	—
Company Contributions to 401(k) Plan (2014)	—	4,428	6,375	6,375	6,375
Medical, Dental, Life, Vision and Disability Premiums (2014)	14,591	—	—	—	—

TOTAL (2014)	118,196	4,428	10,303	12,935	6,375

(5)	Includes the following perquisites and personal benefits which have been valued by the Company based upon the incremental cost to the Company of providing these perquisites and personal benefits to the Named Executive Officers:
Perquisite or Personal Benefit	Mr. Atsinger ($)	Mr. Masyr ($)	Mr. Evans ($)	Mr. Santrella ($)	Mr. Wright ($)
Personal Use of Company Vehicle (2014)	5,370	—	—	—	—
Split-Dollar Life Insurance Premiums (2014)	90,872	—	—	—	—
Supplemental Medical, Travel and Expense Reimbursement (2014)	7,363	—	—	—	—
Supplemental Life Insurance Premiums (2014)	—	—	3,928	6,560	—

TOTAL (2014)	103,605	—	3,928	6,560	—

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information as of December 31, 2014, in respect of outstanding equity awards made to the Company’s NEOs that are exercisable into the Company’s Class A common stock that may be issued under the Stock Plan, the Company’s only existing equity compensation plan.

	Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)
Name	Exercisable	Unexercisable		Option Exercise Price ($)	Option Expiration Date

Edward G. Atsinger III	50,000			$6.92	03/11/2019
		50,000	(1)	$6.92	03/11/2020
		50,000	(2)	$6.92	03/11/2021

Evan D. Masyr	6,000			$5.20	03/08/2016
	6,000			$5.20	03/08/2017
	6,000			$5.20	03/08/2018
	6,000			$5.20	03/08/2019
	7,000			$2.38	09/28/2017
	7,000			$2.38	09/28/2018
	7,000			$2.38	09/28/2019
	8,750			$6.92	03/11/2019
		7,000	(3)	$2.38	09/28/2020
		40,000	(4)	$2.74	03/07/2020
		40,000	(6)	$2.74	03/07/2021
		8,750	(1)	$6.92	03/11/2020
		8,750	(2)	$6.92	03/11/2021
		8,750	(5)	$6.92	03/11/2022
David A.R. Evans	6,250			$11.80	03/14/2015
	6,250			$11.80	03/14/2016
	6,000			$5.20	03/08/2019
	8,750			$2.38	09/28/2019
	8,750			$6.92	03/11/2019
		8,750	(3)	$2.38	09/28/2020
		50,000	(4)	$2.74	03/07/2020
		50,000	(6)	$2.74	03/07/2021
		8,750	(1)	$6.92	03/11/2020
		8,750	(2)	$6.92	03/11/2021
		8,750	(5)	$6.92	03/11/2022

David P. Santrella	500			$13.51	03/15/2015
	750			$11.80	03/14/2015
	750			$11.80	03/14/2016
	8,746			$2.38	09/28/2018
	8,750			$6.92	03/11/2019
		8,750	(3)	$2.38	09/28/2020
		50,000	(4)	$2.74	03/07/2020
		50,000	(6)	$2.74	03/07/2021
		8,750	(1)	$6.92	03/11/2020
		8,750	(2)	$6.92	03/11/2021
		8,750	(5)	$6.92	03/11/2022

Frank Wright	2,500			$6.92	12/31/2015

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(1)	Unexercisable options vest March 11, 2015.
(2)	Unexercisable options vest March 11, 2016.
(3)	Unexercisable options vest September 28, 2015.
(4)	Unexercisable options vest March 7, 2015.
(5)	Unexercisable options vest March 11, 2017.
(6)	Unexercisable options vest March 7, 2016.

Option Exercises and Stock Vested

The following table sets forth the stock options exercised by the Named Executive Officers in 2014. None of the Named Executive Officers received stock awards in 2014; accordingly, no vesting of stock awarded in 2014 occurred during 2014.

OPTION EXERCISES AND STOCK VESTED

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Edward G. Atsinger III	80,000	$272,310
Evan D. Masyr	—	—
David A.R. Evans	—	—
David Santrella	8,754	$49,219
Frank Wright	—	—

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The Company’s 401(k) Plan

We maintain a 401(k) defined contribution plan (the “401(k) Plan”), which covers all eligible employees (as defined in the 401(k) Plan). Participants are allowed to make non-forfeitable contributions up to 60% of their annual salary, but may not exceed the annual maximum contribution limitations established by the Internal Revenue Service. The Company currently matches 50% on the first 5% of the amounts contributed by each participant. During the year ending December 31, 2014, Salem contributed and expensed $1.7 million to the 401(k) Plan.

Potential Payments to the Company’s NEOs upon Termination or Change in Control

Term Employment Agreement with Mr. Atsinger

Under the terms of his employment agreement, if Mr. Atsinger’s employment is terminated by reason of death prior to the expiration of the term, his estate is entitled to receive: (a) the actual earned and accrued portion of his base salary to the extent not already paid, (b) the actual earned and accrued portion of his incentive bonus for any period not already paid, (c) amounts to which he is entitled under the Company’s benefit plans, (d) immediate, 100% vesting of outstanding unvested stock options and other equity-based awards, and (e) continued coverage of Mr. Atsinger’s dependents under all applicable Company health benefit plans for a period of twelve (12) months.

If Mr. Atsinger’s employment is terminated upon disability (as defined in his employment agreement), he is entitled to receive: (a) the actual earned and accrued portion of his base salary to the extent not already paid, (b) a severance payment equal to 100% of his then current annual base salary for a period of fifteen (15) months, (c) the actual earned and accrued portion of his incentive bonus for any period not already paid, (d) amounts to which he is entitled under the Company’s benefit plans, and (e) immediate, 100% vesting of outstanding unvested stock options and other equity-based awards.

If Mr. Atsinger’s employment is terminated by the Company without cause (as defined in his employment agreement), he is entitled to receive: (a) the actual earned and accrued portion of his base salary to the extent not already paid, (b) the actual earned and accrued portion of his incentive bonus for any period not already paid, and, (c) a severance payment equal to his then current annual base salary for a period of six (6) months or the remainder of the term of the agreement, whichever is longer.

The employment agreement also contains provisions that: (a) grant the Company a right of first refusal on all corporate opportunities presented to Mr. Atsinger, (b) restrict Mr. Atsinger’s ability to engage in any business that is competitive with the Company’s business for a period of two (2) years following retirement or termination for cause or without good reason, and (c) restrict Mr. Atsinger’s ability to interfere with the business of the Company or solicit Company employees for a period of two (2) years following such retirement or termination. Compliance by Mr. Atsinger with these obligations is a material condition to the Company’s obligation to provide the above termination benefits.

Term Employment Agreement with Mr. Wright

Mr. Wright resigned from the Company effective as of December 31, 2014. Under the terms of his employment agreement, if Mr. Wright’s employment was terminated by reason of death prior to the expiration of the term, his estate was entitled to receive: (a) the actual earned and accrued portion of his base salary to the extent not already paid, (b) the actual earned and accrued portion of his incentive bonus for any period not already paid, and (c) immediate, 100% vesting of outstanding unvested stock options and other equity-based awards. If Mr. Wright’s employment was terminated for cause (as defined in his employment agreement), Mr. Wright was entitled to receive the actual earned and accrued portion of his base salary to the extent not already paid.

If Mr. Wright’s employment was terminated by the Company without cause (as defined in his employment agreement) during the initial one year term of the agreement, he was entitled to receive: (a) the actual earned and accrued portion of his base salary to the extent not already paid, (b) the actual earned and accrued portion of his incentive bonus for any period not already paid, and (c) his then current annual base salary for a period of six (6) months or the remainder of the initial one year term of the agreement, whichever was longer. If Mr. Wright’s employment was terminated by the Company without cause (as defined in his employment agreement) after the expiration of the initial one year term of the agreement, Mr. Wright was entitled to receive (a) and (b) above and his then current annual base salary for a period of six (6) months. As Mr. Wright resigned at the end of the initial one year term of his agreement, the Company was not obligated to pay Mr. Wright any additional compensation except the actual earned and accrued portion of his base salary to the extent not already paid; however, the Company entered into a Separation and General Release with Mr. Wright as of December 31, 2014 and pursuant to that agreement will pay to Mr. Wright his then current annual base salary for a period of six (6) months.

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The employment agreement also contained provisions that: (a) granted the Company a right of first refusal on all corporate opportunities presented to Mr. Wright, and (b) restricted Mr. Wright’s ability to interfere with the business of the Company or solicit Company employees for a period of two (2) years following such retirement or termination. Compliance by Mr. Wright with these obligations was a material condition to the Company’s obligation to provide the above termination benefits.

At-Will Employment Agreement with Mr. Masyr

Under the terms of his agreement, if Mr. Masyr’s employment is terminated by reason of death, disability or otherwise for cause (as defined in his employment agreement), he or his estate is entitled to receive: (a) a payment equal to his then base salary accrued through the date of termination to the extent not already paid, and (b) his actual earned incentive bonus for any period not already paid.

If Mr. Masyr’s employment is terminated by the Company without cause (as defined in his employment agreement), he is also entitled to receive a severance payment in an amount equal to the base salary Mr. Masyr would have otherwise received for a period of six (6) months from the date of termination had he remained employed with the Company.

The employment agreement with Mr. Masyr also contains a provision that restricts his ability to interfere with the business of the Company or solicit Company employees for a period of six (6) months following termination of employment for any reason. Compliance by Mr. Masyr with this obligation is a material condition to the Company’s obligation to provide the above termination benefits.

At-Will Employment Agreement with Mr. Evans

Under the terms of his employment agreement, if Mr. Evans’ employment is terminated by reason of death, disability or otherwise for cause (as defined in his employment agreement), he or his estate is entitled to receive: (a) a payment equal to his then base salary through the date of termination to the extent not already paid, and (b) his actual earned incentive bonus for any period not already paid. Additionally, if Mr. Evan’s employment is terminated by reason of death, his estate is entitled to receive immediate, 100% vesting of outstanding unvested stock options and other equity-based awards.

If Mr. Evans’ employment is terminated by the Company without cause (as defined in his employment agreement), he is also entitled to receive: (a) a severance payment in an amount equal to the base salary Mr. Evans would have otherwise received for a period of six (6) months from the date of termination had he remained employed with the Company, and (b) professional outplacement assistance for twelve (12) consecutive months from the termination date.

The employment agreement with Mr. Evans also contains a provision that restricts his ability to interfere with the business of the Company or solicit Company employees for a period of six months following termination of employment for any reason. Compliance by Mr. Evans with these obligations is a material condition to the Company’s obligation to provide the above termination benefits.

At-Will Employment Agreement with Mr. Santrella

Under the terms of his employment agreement, if Mr. Santrella’s employment is terminated by reason of death, disability or otherwise for cause (as defined in his employment agreement), he or his estate is entitled to receive: (a) a payment equal to his then base salary accrued through the date of termination to the extent not already paid, and (b) his actual earned incentive bonus for any period not already paid.

If Mr. Santrella’s employment is terminated by the Company without cause (as defined in his employment agreement), he is also entitled to receive a severance payment in an amount equal to the base salary Mr. Santrella would have otherwise received for a period of six (6) months from the date of termination had he remained employed with the Company.

The employment agreement with Mr. Santrella also contains a provision that restricts his ability to interfere with the business of the Company or solicit Company employees for a period of six (6) months following termination of employment for any reason. Compliance by Mr. Santrella with this obligation is a material condition to the Company’s obligation to provide the above termination benefits.

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Payments in the Event of Death

The following table sets forth the estimated value of payments that the estate of the Company’s Named Executive Officers would be entitled to receive assuming a death occurring as of December 31, 2014 and that the price per share of the Company’s class A common stock is $7.82, which is an amount equal to the stock’s NASDAQ market closing price on December 31, 2014.

Name	Value of Salary Continuation ($)	Value of Earned Incentive Bonuses ($)	Value of Equity Awards Vesting on Termination ($)	Value of Continued Benefits Coverage ($)	TOTAL ($)
Mr. Atsinger	14,615	-	90,000	4,792	109,407
Mr. Wright	7,308	-	-	-	7,308
Mr. Masyr	5,808	-	-	-	5,808
Mr. Evans	7,538	-	579,225	-	586,763
Mr. Santrella	6,615	-	-	-	6,615

Payments in the Event of Disability

The following table sets forth the estimated value of benefits that the Company’s Named Executive Officers would be entitled to receive assuming a disability occurring as of December 31, 2014.

Disability as defined in the employment agreement for Mr. Atsinger generally means any mental or physical impairment which prevents the executive at any time during the term from performing the essential functions of his full duties for a period of 180 days within any 270 day period and the executive fails to return to work within 10 days of notice by the Company of its intention to terminate employment. Disability as defined in the employment agreement for Mr. Wright generally means any mental or physical impairment which prevents the executive at any time during the term from performing the essential functions of his full duties for a period of 100 days within any 150 day period and the executive fails to return to work within 10 days of notice by the Company of its intention to terminate employment. Disability as defined in the employment agreements for Messrs. Masyr, Evans and Santrella generally means any mental or physical impairment which prevents the executive from performing the essential functions of his full duties for a period of 90 days during any 365 day period and the executive fails to return to work within 10 days of notice by the Company of its intention to terminate employment.

Name	Value of Salary Continuation and Severance ($)	Value of Earned Incentive Bonuses ($)	Value of Equity Awards Vesting on Termination ($)	Value of Benefits Coverage ($)	TOTAL ($)
Mr. Atsinger	1,202,115	-	90,000	-	1,292,115
Mr. Wright	7,308	-	-	-	7,308
Mr. Masyr	5,808	-	-	-	5,808
Mr. Evans	7,538	-	579,225	-	586,763
Mr. Santrella	6,615	-	-	-	6,615

Payments in the Event of Termination Without Cause

The following table sets forth the estimated value of benefits that the Company’s Named Executive Officers would be entitled to receive assuming a termination without cause occurring as of December 31, 2014.

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Termination for cause generally means: (a) death; (b) disability (as generally defined above); (c) continued gross negligence, malfeasance or gross insubordination in performing duties assigned to the executive; (d) a conviction of a crime involving moral turpitude; (e) an egregious act of dishonesty in connection with employment or a malicious act toward Company or its subsidiaries, (f) a violation of the confidentiality provisions contained in the employment agreement, (g) a willful breach of the employment agreement; (h) disloyalty; or (i) material and repeated failure to carry out reasonably assigned duties or instructions consistent with the executive’s position.

Name	Value of Salary Continuation and Severance ($)	Value of Earned Incentive Bonuses ($)	Value of Equity Awards Vesting on Termination ($)	Value of Benefits Coverage ($)	Value of Outplacement Services ($)	TOTAL ($)
Mr. Atsinger	489,615	-	-	-	-	489,615
Mr. Wright	244,808	-	-	-	-	244,808
Mr. Masyr	194,558	-	-	-	-	194,558
Mr. Evans	252,538	-	-	-	28,000	280,538
Mr. Santrella	221,615	-	-	-	-	221,615

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2014, with respect to shares of our Class A common stock that may be issued under the Company’s Stock Plan, our only existing equity compensation plan. The Stock Plan was adopted by our Board of Directors and approved by our stockholders on May 25, 1999. On March 20, 2003, the Board of Directors approved an amendment to the Stock Plan to reserve an additional 600,000 shares of the Company’s Class A common stock for issuance under the Stock Plan. The amendment was approved by a vote of the stockholders at the Company’s annual meeting of stockholders held on June 11, 2003. On November 10, 2004 the Company’s stockholders approved an amendment to the Stock Plan to reserve an additional 1,500,000 shares of the Company’s Class A common stock for issuance under the Stock Plan. The amendment was approved by a vote of the stockholders at the Company’s Annual Meeting of Stockholders held on May 18, 2005. On June 3, 2009, by a vote of the stockholders at the Company’s Annual Meeting of Stockholders, an extension of the term of the Stock Plan through May 25, 2019 was approved. At the Annual Meeting of Stockholders held on June 22, 2012, the company’s stockholders approved a revision to the Stock Plan increasing the number of shares authorized by 1,900,000. As a result, a maximum of 5,000,000 shares are authorized under the Stock Plan, of which 1,816,204 are outstanding and 663,417 are exercisable as of December 31, 2014.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,816,204	$4.88	1,329,048
Equity compensation plans not approved by security holders	—	—	—

Total	1,816,204	$4.88	1,329,048

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DIRECTOR COMPENSATION

Non-employee Directors of the Company receive an annual retainer and fees. The following table sets forth the compensation of the Company’s non-employee Directors in 2014:

Name	Fees Earned (1) ($)	Option Awards ($)	TOTAL (2) ($)
David Davenport	52,000	—	52,000
Roland S. Hinz	44,000	—	44,000
Richard A. Riddle	66,500	—	66,500
Jonathan Venverloh	49,500	—	49,500
James Keet Lewis	29,755	—	29,755

(1)	Reflects all fees paid to non-employee Directors for participation in regular, telephonic and special meetings of the Board and committees and retainer fees.

(2)	Messrs. Davenport, Hinz, Riddle and Venverloh each held 20,000 shares of Class A common stock subject to stock options outstanding as of December 31, 2014.

The cash compensation paid as of December 31, 2014 to the Company’s non-employee Directors (“Designated Directors”) as approved by the Company’s Board of Directors at the recommendation of the Committee is as follows:

COMPENSATION	AMOUNT	PAYABLE TO	PAYABLE
Annual Retainer	$27,000	Designated Directors	Quarterly

Attendance Fee (Full Company Board)	$2,500	Designated Directors	Per Regularly Scheduled or Noticed Company Board Meeting

Attendance Fee (Board Committee)	$1,500	Designated Director Committee Members	Per Regularly Scheduled or Noticed Committee Meeting

Chairperson Fee (Audit and Compensation Committees)	$2,000	Chairperson of Audit and Compensation Committees	Per Regularly Scheduled or Noticed Committee Meeting

Chairperson Fee (Nominating and Corporate Governance Committee)	$1,000	Chairperson of Nominating and Corporate Governance Committee	Per Regularly Scheduled or Noticed Committee Meeting

Attendance Fee (Special Committee)	N/A	Special Committee Members	Per Special Committee Meeting or Task

In addition to the above fees, Directors are compensated on an ad hoc basis for special committee or subcommittee meetings held or tasks performed by a committee or subcommittee designated by either the full Board of Directors or by a standing committee of the full Board of Directors, with such compensation determined by the establishing body at the time the special committee or subcommittee is established. Designated Directors who are also chairmen of the Company’s Board committees shall receive the applicable chairperson fee in addition to a committee attendance fee for each regularly scheduled Company Board committee meeting. Designated Directors shall also receive reimbursement for all reasonable out-of-pocket expenses in connection with travel to and attendance at regularly scheduled Company Board and Board committee meetings.

Company Directors who are also employees of the Company (Stuart W. Epperson, Chairman of the Board, and Edward G. Atsinger III, CEO) are not additionally compensated for their services as Directors. Compensation for Mr. Atsinger is summarized in the “Summary Compensation Table” appearing in this Proxy Statement under the heading “EXECUTIVE COMPENSATION.”

27

AUDIT COMMITTEE REPORT

This Audit Committee Report shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission (“SEC”), nor shall any information in this report be incorporated by reference by any general statement into any past or future filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that Salem Media Group, Inc. and its subsidiaries (the “Corporation”) specifically incorporates this information by reference into such filing, and shall not otherwise be deemed filed under such Acts.

The purpose of the Audit Committee (the “Committee”) is to oversee, on behalf of the entire Board of Directors (the “Board”): (a) the accounting and financial reporting processes of the Corporation, (b) the audits of the Corporation’s financial statements, (c) the qualifications, independence and performance of the public accounting firm engaged as the Corporation’s independent registered public accounting firm to prepare or issue an audit report on the financial statements of the Corporation, and (d) the performance of the Corporation’s internal auditor and independent registered public accounting firm.

The Committee has adopted, and annually reviews, a charter outlining the practices it follows. The charter complies with all current regulatory requirements, including requirements pertaining to the NASDAQ Stock Market listing standards definitions, provisions and applicable exceptions concerning the independence of audit committee members.

In 2014, the Committee held seven meetings, four of which were regularly scheduled and three of which were special telephonic meetings. The Committee’s meeting agendas are established by the Committee chairman based upon the Committee’s charter and an annual meeting planner approved by the entire Committee. At each of these meetings, the Committee met with the senior members of the Corporation’s financial management team and General Counsel. Additionally, the Corporation’s internal auditor met with the full Committee at the four regularly scheduled meetings and the independent registered public accounting firm met with the full Committee at the seven meetings. Prior to each regularly scheduled meeting, the Chairman of the Committee also met privately with the Corporation’s independent registered public accounting firm and, separately, with the Corporation’s internal auditor, at which times candid discussions of financial management, accounting and internal control issues took place.

The Committee appointed SingerLewak LLP as the Corporation’s independent registered public accounting firm for the year ended December 31, 2014, and reviewed with the Corporation’s financial managers, the independent registered public accounting firm, and the Corporation’s internal auditor, overall audit scopes and plans, the results of internal and external controls and the quality of the Corporation’s financial reporting.

The Corporation’s management is primarily responsible for the preparation, presentation, and integrity of the Corporation’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. As the Corporation’s independent registered public accounting firm, SingerLewak LLP is responsible for performing an independent audit of the Corporation’s consolidated financial statements in accordance with generally accepted auditing standards and for expressing an opinion on the conformity of the audited financial statements to accounting principles generally accepted in the United States of America.

The Committee has reviewed and discussed with management the Corporation’s audited financial statements as of and for the year ended December 31, 2014. The Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”).

The Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the rules of the PCAOB and the Committee has discussed with the independent registered public accounting firm that firm’s independence from the Corporation and its management.

Based on the Committee’s reviews and discussions referred to above, the Committee recommended to the Board that the audited consolidated financial statements referred to above be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014, to be filed with the SEC.

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The Audit Committee is currently comprised of Richard A. Riddle, Chairman, Jonathan Venverloh and James Keet Lewis.

AUDIT COMMITTEE

Richard A. Riddle, Chairman

Jonathan Venverloh

James Keet Lewis

March 4, 2015

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s Class A and Class B common stock as of March 23, 2015 (unless otherwise indicated) by: (a) each person believed by the Company to be the beneficial owner of more than 5% of either class of the outstanding Class A or Class B common stock; (b) each Director; (c) each of the NEO’s; and (d) all Directors and NEO’s as a group.

	Class A Common Stock				Class B Common Stock			% Vote of All Classes of Common
Name and Address(1)	Number		% Vote(2)		Number		% Vote(2)	Stock(2)
Stuart W. Epperson	3,874,574	(3)	19.14%		2,776,848	(4)	50.00%	41.76%
Nancy A. Epperson	3,874,574	(3)	19.14%		2,776,848	(4)	50.00%	41.76%
Edward G. Atsinger III	4,426,580	(5)	21.87%		2,776,848	(5)	50.00%	42.48%
David Davenport	18,500	(6)	*		—		—	*
Roland S. Hinz	33,150	(7)	*		—		—	*
Richard A. Riddle	112,391	(8)	*		—		—	*
Jonathan Venverloh	45,500	(9)	*		—		—	*
James Keet Lewis	0		*		—		—	*
Frank Wright	9,810		*		—		—	*
David P. Santrella	54,966	(10)	*		—		—	*
David A.R. Evans	95,350	(11)	*		—		—	*
Evan Masyr	85,518	(12)	*		—		—	*
All Directors and NEO’s as a group	8,756,339		43.26%		5,553,696		100.00%	84.84%
GAMCO Investors, Inc. One Corporate Center Rye, NY 10580	1,762,451	(13)	8.71	%(13)	—		—	2.33	%(13)
Neuberger Berman Group, LLC 605 Third Avenue 41st Floor New York, NY 10158	1,638,608	(14)	8.09	%(14)	—		—	2.16	%(14)
Edward C. Atsinger	1,093,078	(15)	5.40%		—		—	1.44%
Epperson Children’s Trusts	1,007,520	(16)	4.98%		—		—	1.33%

*	Less than 1%.

(1)	Except as otherwise indicated, the address for each person is c/o Salem Media Group, Inc., 4880 Santa Rosa Road, Camarillo, California 93012. Calculated pursuant to Rule 13d-3(d) under the Exchange Act, shares of Class A common stock not outstanding that are subject to options exercisable by the holder thereof within 60 days of March 23, 2015, are deemed outstanding for the purposes of calculating the number and percentage ownership by such stockholder, but not deemed outstanding for the purpose of calculating the percentage owned by each other stockholder listed. Unless otherwise noted, all shares listed as beneficially owned by a stockholder are actually outstanding.

(2)	Percentage voting power is based upon 19,836,855 shares of Class A common stock and 5,553,696 shares of Class B common stock all of which were outstanding as of March 23, 2015, plus shares of Class A common stock that are subject to options exercisable by holders within 60 days of March 23, 2015 and the general voting power of one (1) vote for each share of Class A common stock and ten (10) votes for each share of Class B common stock.

(3)	Includes shares of Class A common stock held by a trust of which Mr. and Mrs. Epperson are trustees and shares held directly by Mr. Epperson. As husband and wife, Mr. and Mrs. Epperson are each deemed to be the beneficial owner of shares held by the other and share voting and dispositive power; therefore, their combined beneficial ownership is shown in the table. Includes 85,000 shares of Class A common stock subject to options that are exercisable within 60 days. Also includes 384,318 shares of Class A common stock pledged on December 20, 2014 by a joint account of Mr. and Mrs. Epperson and 251,880 shares of Class A common stock pledged on December 2, 2013 by a trust of which Mr. and Mrs. Epperson are trustees.

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(4)	Includes shares of Class B common stock held by a trust of which Mr. and Mrs. Epperson are trustees.

(5)	These shares of Class A and Class B common stock are held by trusts of which Mr. Atsinger is trustee. Includes 100,000 shares of Class A common stock subject to options that are exercisable within 60 days.

(6)	Includes 4,000 shares of Class A common stock held by a trust for which Mr. Davenport is a trustee. Also includes 12,500 shares of Class A common stock subject to options that are exercisable within 60 days.

(7)	Includes 1,411 shares held by Mr. Hinz’s wife. Mr. Hinz disclaims beneficial ownership of shares of Class A common stock held by his wife. Also includes 900 shares held by a trust for which Mr. Hinz is a trustee and 12,500 shares of Class A common stock subject to stock options that are exercisable within 60 days.

(8)	Includes 12,500 shares of Class A common stock subject to stock options that are exercisable within 60 days.

(9)	The shares of Class A common stock are held by Jonathan and Mehridith Venverloh as trustees of the Ecclesiastes Trust 2004 U/A 11/19/04. Also includes 12,500 shares of Class A common stock subject to stock options that are exercisable within 60 days.

(10)	Includes 48,246 shares of Class A common stock subject to stock options that are exercisable within 60 days.

(11)	Includes 600 shares of Class A common stock held in custody for his minor daughter and 44,750 shares of Class A common stock subject to options that are exercisable within 60 days.

(12)	Includes 78,500 shares of Class A common stock subject to stock options that are exercisable within 60 days.

(13)	The ownership of common stock and voting percentage calculations are made as of December 31, 2014 based on information obtained from the National Association of Securities Dealers Automated Quotations (“NASDAQ”).

(14)	The ownership of common stock and voting percentage calculations are made as of December 31, 2014 based on information obtained from NASDAQ.

(15)	Includes 1,090,078 shares of Class A common stock held in a trust for the benefit of Edward C. Atsinger, who is Edward G. Atsinger III’s son. Edward G. Atsinger III is the trustee of the trust and these shares are included in the shares beneficially owned by Edward G. Atsinger III as reflected in this table. Also includes 3,000 shares of Class A common stock held by a trust for the benefit of Edward C. Atsinger. Edward C. Atsinger and his wife are trustees of the trust. These 3,000 shares are not included in shares beneficially owned by Edward G. Atsinger III as reflected in this table.

(16)	The shares of Class A common stock are held by the Kathryn Epperson Fonville Trust u/d/t 3/31/99, Stuart W. Epperson, Jr. Trust u/d/t 3/31/99, Kristine J. Epperson McBride Trust u/d/t 3/31/99 and Karen Epperson DeNeui Trust u/d/t 3/31/99 (collectively the “Trusts”). There is a voting arrangement in place whereby a majority of the shares held collectively by the Trusts must be voted in order for all the shares of the Trusts to be voted.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Leases with Principal Stockholders

As of December 31, 2014, Salem leased the studios and tower and antenna sites described in the table below from the Principal Stockholders. All such leases have cost of living adjustments. Based upon management’s assessment and analysis of local market conditions for comparable properties, Salem believes that such leases do not have terms that vary materially from those that would have been available from unaffiliated parties.

Market	Station Call Letters	2014 Annual Rental(1)	2013 Annual Rental(2)	Expiration Date(3)
Leases with both Messrs. Atsinger and Epperson:
Denver-Boulder, CO	KNUS-AM(4)	$27,232	$26,890	2016
Minneapolis-St. Paul, MN	KKMS-AM/KYCR-AM(5)	195,764	193,452	2016
Sacramento, CA	KFIA-AM(4)	122,344	121,676	2016
San Antonio, TX	KSLR-AM(Day site)(4)	48,840	48,840	2017
Los Angeles, CA	KTIE-AM(6)	31,653	31,096	2016
Dallas, TX	KLTY-FM(4)	33,488	31,894	2020
Houston-Galveston, TX	KNTH-AM(4)	49,675	48,901	2023
Houston-Galveston, TX	KTEK-AM(4)	43,758	41,675	2037
Philadelphia, PA	WFIL-AM/WNTP-AM(5)	209,737	206,479	2023
Phoenix, AZ	KPXQ-AM(4)	69,337	68,257	2023
Portland, OR	KPDQ-AM(4)	29,252	28,794	2023
Seattle—Tacoma, WA	KLFE-AM(4)	38,631	38,030	2023
Seattle—Tacoma, WA	KNTS-AM(4)	38,631	38,030	2023
San Antonio, TX	KSLR-AM (Night site)(4)	19,870	19,561	2023
San Francisco, CA	KFAX-AM(4)	237,334	233,637	2023
Orlando, FL	WTLN-AM(4)	80,004	86,195	2045

Subtotal		$1,275,550	$1,263,407

Lease with Mr. Atsinger:
San Diego, CA	KPRZ-AM(4)	174,848	169,696	2028

Total		$1,450,398	$1,433,103

(1)	Annual rent calculated as of December 31, 2014.
(2)	Annual rent calculated as of December 31, 2013.
(3)	The expiration date reported for certain facilities represents the expiration date assuming exercise of all lease term extensions at the Company’s option.
(4)	Antenna/Tower Site.
(5)	Antenna/Tower/Studio Site.
(6)	Office/Studio Site.

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Rental expense paid by Salem to Messrs. Atsinger and Epperson or trusts or partnerships created for the benefit of their families for 2014 amounted to approximately $1.5 million. Rental expense paid by Salem to Mr. Atsinger or trusts created for the benefit of his family for 2014 amounted to approximately $0.2 million. Rental expense paid by Salem to Messrs. Atsinger and Epperson or trusts or partnerships created for the benefit of their families for 2013 amounted to approximately $1.4 million. Rental expense paid by Salem to Mr. Atsinger or trusts created for the benefit of his family for 2013 amounted to approximately $0.2 million.

Terminated Affiliate Lines of Credit with Principal Stockholders

On November 17, 2011, Salem entered into lines of credit with Edward G. Atsinger III, Chief Executive Officer and director of Salem, and Stuart W. Epperson, Chairman of Salem’s Board of Directors. Pursuant to the agreements, Mr. Epperson committed to provide an unsecured revolving line of credit to Salem in a principal amount of up to $3 million, and Mr. Atsinger committed to provide an unsecured revolving line of credit in a principal amount of up to $6 million (together, the “Affiliate Lines of Credit”). The proceeds of the Affiliate Lines of Credit could be used for any purpose. Outstanding amounts under each Affiliate Line of Credit bore interest at a rate equal to the lesser of (1) five percent (5%) per annum or (2) the maximum rate permitted for subordinated debt under the “Credit Agreement” (as defined below) plus 2% per annum and was required to be repaid within three (3) months from the time that such amounts were borrowed. The Affiliate Lines of Credit did not contain any covenants. In 2012, Salem paid $75,000 in interest to Mr. Atsinger and $121,875 in interest to Mr. Epperson under the Affiliate Lines of Credit. As of March 14, 2013, there was no balance outstanding under the Affiliate Lines of Credit. As of May 3, 2013, the Affiliate Lines of Credit were terminated. For purposes of this paragraph, the term “Credit Agreement” means that certain Credit Agreement, dated as of December 1, 2009, and as amended, by and between Salem Media Group, Inc., as the borrower, and Wells Fargo Bank, N.A.

On May 21, 2012, Salem entered into a binding letter of intent (“LOI”) with Roland S. Hinz, a Salem Board member. Pursuant to the LOI, Mr. Hinz committed to provide an unsecured revolving line of credit to Salem in the principal amount of up to $6 million. On September 12, 2012, Salem and Mr. Hinz amended and restated the original LOI (“Amended and Restated LOI”). The Amended and Restated LOI increased the unsecured revolving line of credit by $6 million, resulting in a total line of credit of up to $12,000,000 (the “Amended and Restated Hinz Line of Credit”). The proceeds of the Amended and Restated Hinz Line of Credit could be used for any purpose. Any outstanding amount under the Amended and Restated Hinz Line of Credit bore interest at a rate equal to the lesser of (1) five percent (5%) per annum or (2) the then-current, applicable indexed rate under the Credit Agreement plus two percent (2%) per annum and was required to be repaid within six (6) months from the time that such amounts were borrowed. The Amended and Restated Hinz Line of Credit did not contain any covenants. In 2012, Salem paid $125,000 in interest to Mr. Hinz under the Amended and Restated Hinz Line of Credit. As of March 14, 2013, there was no balance outstanding under the Amended and Restated Hinz Line of Credit. As of May 3, 2013, the Amended and Restated Hinz Line of Credit was terminated.

Radio Stations Owned by the Eppersons

During 2012, 2013 and 2014, Nancy A. Epperson, the wife of the Chairman of the Board, Stuart W. Epperson, served as an officer, director and stockholder of several radio broadcasting entities as follows:

•	Secretary, Treasurer, and a Director of Truth Broadcasting Corporation, licensee of: KTIA-AM, Boone, Iowa; KTIA-FM, Boone, Iowa; KUTR-AM, Taylorsville, Utah; WBZK-AM, York, South Carolina; WCRU-AM, Dallas, North Carolina; WDRU-AM, Creedmoor, North Carolina; WKEW-AM, Greensboro, North Carolina; WPOL-AM, Winston-Salem, North Carolina; WSMX-AM, Winston-Salem, North Carolina; and WTRU-AM, Kernersville, North Carolina. In 2008, Truth Broadcasting Corporation transferred the license for radio station WLVA-AM, Lynchburg, Virginia, to Chesapeake-Portsmouth Broadcasting Corporation, an affiliated corporation whose current licenses are described below.

•	President, a Director and 100% stockholder of Chesapeake-Portsmouth Broadcasting Corporation, licensee of: WBOB-AM, Jacksonville, Florida; WHKT-AM, Portsmouth, Virginia; WLES-AM, Bon Air, Virginia; WLVA-AM, Lynchburg, Virginia (received from Truth Broadcasting Corporation in 2008); WPMH-AM, Portsmouth, Virginia; WRJR-AM, Claremont, Virginia; and WTJZ-AM, Newport News, Virginia.

•	President and a Director of Delmarva Educational Association (“DEA”), licensee of: noncommercial station WAYL-FM, St. Augustine, Florida; noncommercial station WCRJ-FM, Jacksonville, Florida; noncommercial station WTRJ-FM, Orange Park, Florida; WWIP-FM, Cheriton, Virginia. DEA is also a permittee of BNPED-20071022BCX (FM), California, Maryland.

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The markets in which these radio stations are located are not currently served by stations owned and operated by the Company. Under his employment agreement, Mr. Epperson is required to offer the Company a right of first refusal of opportunities related to our business.

Radio Stations Owned by Mr. Hinz

During 2012, 2013, and 2014, Mr. Hinz, a Salem Director, through companies or entities controlled by him, has and continues to operate the following radio stations in Southern California: (a) KLTX-AM, Long Beach, California, and KEZY-AM, San Bernardino, California (which were acquired from the Company in August 2000 and December 2001, respectively); and (b) KSDO-AM, San Diego, California. These radio stations are formatted in Christian Teaching and Talk programming in the Spanish language.

Split-Dollar Life Insurance

The Company purchased split-dollar life insurance policies for its Chairman and Chief Executive Officer in 1997. During 2011, the then existing policies were cancelled and new policies were entered into. The Company is the owner of the policies and is entitled to recover all of the premiums paid on these policies. The Company records an asset based on the lower of the aggregate premiums paid or insurance cash surrender value. The premiums were $193,000, $386,000 and $386,000 for each of the years ended December 31, 2012, 2013 and 2014, respectively. As of December 31, 2012, 2013, and 2014 we recorded net assets of $1.3 million, $1.6 million and $1.9 million, respectively. Benefits above and beyond the cumulative premiums paid will go to the beneficiary trusts established by each of the Chairman and Chief Executive Officer.

Transportation Services Supplied by Atsinger Aviation

From time to time, the Company rents aircraft from a company that is owned by Edward G. Atsinger III, Chief Executive Officer and director of Salem. As approved by the independent members of the Company’s Board of Directors, the Company rents these aircraft on an hourly basis at what the Company believes are market rates and uses them for general corporate needs. Total rental expense for these aircraft for 2012, 2013 and 2014 amounted to approximately $386,000, $239,000, and $274,000 respectively.

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THE COMPANY’S RELATIONSHIP WITH ITS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

The following table summarizes the fees billed by the Company’s current registered public accounting firm, SingerLewak LLP (“SL”), for professional services rendered during fiscal year 2014 and fiscal year 2013:

	Fees Paid During Year Ended
	December 31,	December 31,
	2014	2013
Audit Fees	$454,034	$461,612
Audit-Related Fees	$—	$2,500
Tax Fees	$—	$—
All Other Fees	$—	$—

Total Fees For Services(1)	$454,034	$464,112

(1)	None of the fees listed in the table above were approved by the Audit Committee in reliance on a waiver from pre-approval under paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

Audit Committee’s Pre-Approval Policies and Procedures

In accordance with the Audit Committee’s pre-approval policies and procedures and the requirements of applicable law, all services to be provided by SL are pre-approved by the Audit Committee. Pre-approval includes audit services, audit-related services and other permissible non-audit services. Pre-approval is generally provided by the full Audit Committee for up to a year and is detailed as to the particular defined tasks or scope of work and is subject to a specific budget. In some cases, the Audit Committee has delegated authority to the Chairman of the Audit Committee to pre-approve additional services, and any such pre-approvals granted by the Chairman must then be communicated to the full Audit Committee at or prior to the next scheduled Audit Committee meeting. When assessing whether it is appropriate to engage the independent registered public accounting firm to perform a service, the Audit Committee considers, among other things, whether such services are consistent with the independent registered public accounting firm’s independence and whether such services constitute prohibited non-audit functions under Section 201 of the Sarbanes-Oxley Act of 2002. The Audit Committee considered the provision of the services listed in the table above by SL and determined that the provision of such services was compatible with maintaining the independence of SL.

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PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, stockholders of the Company will be asked to vote on the election of seven (7) Directors. Two (2) nominees are nominated as “Independent Directors” and shall be elected by the holders of Class A common stock as a class, exclusive of all of the holders of Class B common stock. Roland S. Hinz and Richard A. Riddle have been nominated as the Independent Directors. The nominees receiving the highest number of votes of shares entitled to vote for such Directors at the Annual Meeting will be elected Directors of the Company. All Directors elected at the Annual Meeting will be elected to a one (1) year term and will serve until the annual meeting of stockholders to be held in the year 2016 or until their respective successors have been duly elected and qualified.

Set forth below are the names of persons nominated by the Company’s Board of Directors for election as Directors at the Annual Meeting:

Stuart W. Epperson

Edward G. Atsinger III

Roland S. Hinz

Richard A. Riddle

Jonathan Venverloh

James Keet Lewis

Eric H. Halvorson

For a description of the nominees’ principal occupation and business experience during the last five (5) years and present Directorships, please see the section of this Proxy Statement entitled “THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS—Board of Directors” above.

The Company has been advised by each nominee named in this Proxy Statement that he is willing to be named as such herein and is willing to serve as a director if elected. However, if any of the nominees should be unable to serve as a director, the enclosed proxy will be voted in favor of the remainder of those nominees not opposed by the stockholder on such proxy and may be voted for a substitute nominee selected by the Board of Directors.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the meeting, at which a quorum representing a majority of the voting power of all outstanding shares of Class A common stock and Class B common stock is present and entitled to vote, is required to approve Proposal 1. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 1.

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PROPOSAL 2

PROPOSAL TO RATIFY THE APPOINTMENT OF

SINGERLEWAK LLP AS THE

COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Board of Directors has selected SingerLewak LLP to serve as its independent registered public accounting firm for the fiscal year ending December 31, 2015. SingerLewak LLP has served as the Company’s independent auditor since June 2007. A representative of SingerLewak LLP is expected to attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

Reasons for the Proposal

Selection of the Company’s independent registered public accounting firm is not required to be submitted for stockholder approval. Nonetheless, the Board of Directors is seeking ratification of its selection of SingerLewak LLP as a matter of further involving the Company’s stockholders in its corporate affairs. If the stockholders do not ratify this selection, management and the Board of Directors will reconsider its selection of SingerLewak LLP and will either continue to retain this firm or appoint new independent registered public accounting firm upon recommendation of the Audit Committee. Even if the selection is ratified, the Audit Committee or our Board of Directors, in their discretion, may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the meeting, at which a quorum representing a majority of the voting power of all outstanding shares of Class A common stock and Class B common stock is present and entitled to vote, is required to approve Proposal 2. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 2.

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STOCKHOLDERS’ PROPOSALS FOR 2016 PROXY STATEMENT

Any stockholder of the Company wishing to have a proposal considered for inclusion in the Company’s proxy solicitation materials relating to the Company’s 2016 Annual Meeting of Stockholders must, in addition to other applicable requirements, give notice of such proposal in writing to the Secretary of the Company at its principal executive offices and such notice must be received on or before December 11, 2015. The proposal may be included in next year’s proxy statement if it complies with certain rules and regulations promulgated by the SEC. Proposals must be submitted in accordance with the Company’s Bylaws and comply with SEC regulations promulgated pursuant to Rule 14a-8 of the Exchange Act.

Stockholder proposals which are not to be included in the Company’s proxy solicitation materials relating to the Company’s 2016 Annual Meeting of Stockholders must be submitted in accordance with our bylaws, which set forth that notice of such proposal must be sent in writing to the Secretary of the Company at its principal executive offices and such notice must be received on or before February 18, 2016.

OTHER MATTERS

At the time of preparation of this Proxy Statement, the Board of Directors of the Company was not aware of any other matters to be brought before the Annual Meeting. No eligible stockholder had submitted notice of any proposal ninety (90) days before the date of the Annual Meeting. However, if any other matters are properly presented for action, in the absence of instructions to the contrary, it is the intention of the persons named in the enclosed form of proxy to vote, or refrain from voting, in accordance with their respective best judgment on such matters.

If a stockholder desires to have a proposal presented at the Company’s annual meeting of stockholders in 2016 and the proposal is not intended to be included in the Company’s related 2016 proxy solicitation materials, the stockholder must give advance notice to the Company in accordance with the Company’s Bylaws. Pursuant to the Company’s Bylaws, only such business shall be conducted, and only such proposals shall be acted upon at an annual meeting of stockholders as are properly brought before the meeting. For business to be properly brought before an annual meeting by a stockholder, in addition to any other applicable requirements, timely notice of the matter must first be given to the Secretary. To be timely, a stockholder’s written notice must be delivered to the Secretary at the Company’s principal executive offices not later than the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding annual meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, then notice of the stockholder proposal must be delivered to the Secretary not earlier than the 120th day nor later than the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made. If such proposal is for a nominee for director, such stockholder’s notice must set forth with respect to such director nominee all of the information relating to such person that is required to be disclosed in solicitations for elections of Directors under the rules of the SEC; for any stockholder proposal, the notice must comply with Section 2.2 of Article II of the Company’s Bylaws (a copy of which is available upon request to the Secretary of the Company), which section requires that the notice contain a brief description of such proposal and the reasons for conducting such business at the annual meeting, the name and address, as they appear on the Company’s books, of the stockholder making such proposal, the number of shares of Class A common stock and Class B common stock beneficially owned by such stockholder and any material interest of such stockholder in such proposal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder and applicable requirements of NASDAQ, officers and Directors of the Company and persons who beneficially own more than 10% of the common stock of the Company are required to: (a) report their initial ownership and change in ownership with respect to all equity securities of the Company; and (b) furnish such reports to the Company.

Based solely on its review of the copies of such reports received by it during or with respect to the year ended December 31, 2014, and/or written representations from such reporting persons, the Company believes that its officers, Directors and more than ten (10) percent stockholders complied with all Section 16(a) filing requirements applicable to such individuals.

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ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K to Stockholders for the year ended December 31, 2014, including audited financial statements, is being made available to stockholders along with these proxy materials, but such Annual Report is not incorporated herein and is not deemed to be a part of this Proxy Statement. The Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC (without exhibits) is available to stockholders via the Company’s Internet website (http://salemmedia.com) or without charge on written request to the Company. Exhibits to the Annual Report on Form 10-K may be obtained from the Company upon payment of the Company’s reasonable expenses to furnish such exhibits. To obtain any of these materials, contact Christopher J. Henderson, Secretary, Salem Media Group, Inc., 4880 Santa Rosa Road, Camarillo, California 93012.

By order of the Board of Directors,

CHRISTOPHER J. HENDERSON
Secretary

Camarillo, California

April 9, 2015

PLEASE VOTE YOUR SHARES ONLINE, BY TELEPHONE OR BY SIGNING, DATING AND

RETURNING THE ENCLOSED PROXY CARD TODAY.

 NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

If you have any questions, or have any difficulty voting your shares, please telephone Christopher J. Henderson of Salem at (805) 987-0400.

39

SALEM MEDIA GROUP

C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M85292-P63640 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

SALEM MEDIA GROUP, INC.

The BOARD OF DIRECTORS recommends a vote "FOR" Proposal 1.

1. To elect seven (7) members to the Board of Directors of Salem:

†The holders of Salem's Class A common stock are entitled to vote on the election of the two additional nominees as independent directors, Messrs. Hinz and Riddle.

Nominees:	For	Against	Abstain
1a. Stuart W. Epperson	☐	☐	☐
1b. Edward G. Atsinger III	☐	☐	☐
1c. Roland S. Hinz †	☐	☐	☐
1d. Richard A. Riddle†	☐	☐	☐
1e. Jonathan Venverloh	☐	☐	☐
1f. J. Keet Lewis	☐	☐	☐
1g. Eric H. Halvorson	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

The BOARD OF DIRECTORS recommends a vote "FOR" Proposal 2.

At their discretion, the proxies are authorized to consider and vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M85293-P63640

SALEM MEDIA GROUP, INC.
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 19, 2015

This proxy is solicited by the Board of Directors

The undersigned hereby authorizes Edward G. Atsinger III and Christopher J. Henderson, and each of them individually, with power of substitution, to vote and otherwise represent all of the shares of Class A common stock of Salem Media Group, Inc. ("Salem"), held of record by the undersigned, at the Annual Meeting of Stockholders of Salem to be held at Salem's corporate office, 4880 Santa Rosa Road, Camarillo, California 93012, on Tuesday, May 19, 2015, at 9:30 a.m. PDT, and any postponement(s) or adjournment(s) thereof, as indicated on the reverse side hereof.

The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated, in each case, April 9, 2015. All other proxies heretofore given by the undersigned to vote shares of Salem's Class A common stock are expressly revoked.

The shares represented by this proxy will be voted as described on the reverse hereof by the stockholder. If not otherwise directed, this proxy will be voted FOR the election as directors of all nominees nominated in Item 1 for which the stockholder is entitled to vote.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be signed and dated on the reverse side.)

SALEM MEDIA GROUP

C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M85294-P63640 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SALEM MEDIA GROUP, INC.

The BOARD OF DIRECTORS recommends a vote "FOR" Proposal 1.

1. To elect five (5) members to the Board of Directors of Salem:

Nominees:	For	Against	Abstain
1a. Stuart W. Epperson	☐	☐	☐
1b. Edward G. Atsinger III	☐	☐	☐
1c. Jonathan Venverloh	☐	☐	☐
1d. J. Keet Lewis	☐	☐	☐
1e. Eric H. Halvorson	☐	☐	☐

The BOARD OF DIRECTORS recommends a vote "FOR" Proposal 2.	For	Against	Abstain
2. The ratification of the appointment of SingerLewak LLP as the company's independent registered public accounting firm.	☐	☐	☐

At their discretion, the proxies are authorized to consider and vote upon such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M85295-P63640

SALEM MEDIA GROUP , INC.
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 19, 2015

This proxy is solicited by the Board of Directors

The undersigned hereby authorizes Edward G. Atsinger III and Christopher J. Henderson, and each of them individually, with power of substitution, to vote and otherwise represent all of the shares of Class B common stock of Salem Media Group, Inc. ("Salem"), held of record by the undersigned, at the Annual Meeting of Stockholders of Salem to be held at Salem's corporate office, 4880 Santa Rosa Road, Camarillo, California 93012, on Tuesday, May 19, 2015, at 9:30 a.m. PDT, and any postponement(s) or adjournment(s) thereof, as indicated on the reverse side hereof.

The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated, in each case, April 9, 2015. All other proxies heretofore given by the undersigned to vote shares of Salem's Class B common stock are expressly revoked.

The shares represented by this proxy will be voted as described on the reverse hereof by the stockholder. If not otherwise directed, this proxy will be voted FOR the election as directors of all nominees nominated in Item 1 for which the stockholder is entitled to vote.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be signed and dated on the reverse side.)